Exhibit 10.17

EXECUTION VERSION

JUNIOR LIEN INTERCREDITOR AGREEMENT

dated as of April 16, 2014

among

FTS INTERNATIONAL SERVICES, LLC,
FTS INTERNATIONAL, INC.
the other GRANTORS from time to time party hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as ABL Facility Agent
under the ABL Credit Agreement,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Term Loan Collateral Agent
under the Term Loan Agreement,

U.S. BANK NATIONAL ASSOCIATION,
as Notes Collateral Agent
under the Notes Security Documents,

and

each Additional Pari Passu Collateral Agent from time to time party hereto

i

ii

This JUNIOR LIEN INTERCREDITOR AGREEMENT is dated as of April 16, 2014 and is by and among FTS INTERNATIONAL SERVICES, LLC, a Texas limited liability company (“OpCo Borrower”), FTS International, Inc., a Delaware corporation (the “Parent Borrower”), the other GRANTORS (as defined in Section 1.1) from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Facility Agent (as defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Collateral Agent (as defined below), U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent (as defined below), and each Additional Pari Passu Collateral Agent (as defined below).

RECITALS:

WHEREAS, certain of the Grantors have entered into a Credit Agreement, dated as of April 16, 2014 (as amended, supplemented, amended and restated or otherwise modified, refinanced or replaced, and in effect from time to time, the “ABL Credit Agreement”), among OpCo Borrower, the Parent Borrower, the guarantors party thereto, the lenders from time to time party thereto (the “ABL Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “ABL Facility Agent”) and the other agents party thereto;

WHEREAS, pursuant to the various ABL Documents, Grantors have provided guarantees and security for the ABL Obligations;

WHEREAS, certain of the Grantors have entered into a Term Loan Agreement, dated as of April 16, 2014 (as amended, supplemented, amended and restated or otherwise modified, refinanced or replaced, and in effect from time to time, the “Term Loan Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”), among the Parent Borrower, the guarantors party thereto, the lenders from time to time party thereto (the “Term Lenders” and, together with the ABL Lenders, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Term Administrative Agent” and, together with the ABL Facility Agent and any administrative agent under any Additional Pari Passu Agreement (as defined below), the “Administrative Agents”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Term Collateral Agent”);

WHEREAS, pursuant to the various Term Documents, Grantors have provided guarantees and security for the Term Obligations;

WHEREAS, the Parent Borrower is party to an Indenture dated as of April 16, 2014 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “Indenture”), among the Parent Borrower, the Grantors identified therein as guarantors and U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity and together with its successors and assigns in such capacity, the “Trustee”), and as collateral agent for the holders of Notes Obligations (in such capacity and together with its successors and assigns in such capacity, the “Notes Collateral Agent”);

WHEREAS, pursuant to the various Notes Documents, Grantors have provided guarantees and security for the Notes Obligations;

WHEREAS, the Parent Borrower and the other Grantors intend to secure the ABL Obligations under the ABL Credit Agreement and any other ABL Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the ABL Collateral and a Second Priority Lien on the Notes Collateral;

WHEREAS, the Parent Borrower and the other Grantors intend to secure the Term Obligations under the Term Loan Agreement and any other Term Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the Notes Collateral and a Second Priority Lien on the ABL Collateral;

WHEREAS, the Parent Borrower and the other Grantors intend to secure the Notes Obligations under the Indenture and any other Notes Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the Notes Collateral and a Second Priority Lien on the ABL Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.              Definitions.

1.1          Defined Terms.  The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“ABL Collateral” means the following whether now owned or hereafter acquired, existing or arising and wherever located, other than any assets which constitute Excluded Assets or Notes Collateral:

(1)    all inventory in all of its forms, including, without limitation, (a) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (b) goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which any Grantor has an interest or right as consignee) and (c) goods that are returned to or repossessed or stopped in transit by any Grantor), and all accessions thereto and products thereof and documents, customs receipts, and shipping documents therefor, and all software that is embedded in and is part of the inventory (any and all such property being the “Inventory”);

(2)    all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, in each case arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, letter-of-credit rights, general intangibles and other obligations, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(3)     the following (collectively, the “Account Collateral”):

(a)    Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts;

(b)    all certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by a Collateral Agent for or on behalf of a Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral;

(c)    all collection accounts, disbursement accounts, lock-boxes, commodity accounts and securities accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds and assets held in, on deposit in, or credited to any of the foregoing;

(d)    all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(4)    all trademarks and other intellectual property pertaining to any of the ABL Collateral;

(5)    all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of any Grantor pertaining to any of the ABL Collateral; and

(6)    all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the ABL Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (1) through (5) above and this clause (6)) and, to the extent not otherwise included, all (a) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise, in each case, with respect to any of the foregoing ABL Collateral and (b) tort claims, including, without limitation, all commercial tort claims, in each case with respect to the foregoing ABL Collateral.

“ABL Credit Agreement” has the meaning set forth in the recitals hereto.

“ABL Documents” means the ABL Credit Agreement and the Loan Documents (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any ABL Obligations (including any Permitted Refinancing of any ABL Obligations), and any other document or instrument executed or delivered at any time in connection with any ABL Obligations (including any Permitted Refinancing of any ABL Obligations), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Facility Agent” has the meaning set forth in the recitals hereto and includes any New ABL Agent to the extent set forth in Section 3.4(g).

“ABL Facility Senior Lien” has the meaning set forth in Section 3.4(a)(iv).

“ABL Lenders” has the meaning set forth in the recitals hereto.

“ABL Obligations” means all obligations (including guaranty obligation) of every nature of each Grantor from time to time owed to the ABL Secured Parties or any of them, under any ABL Document (including any ABL Document in respect of a Permitted Refinancing of any ABL Obligations), whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Parent Borrower, OpCo Borrower or any of their Subsidiaries, would have accrued on any ABL Obligations (including any Permitted Refinancing of any ABL Obligations or Hedge Obligations or Bank Product Obligations permitted under the ABL Document), whether or not a claim is allowed against such Person for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit and bank guaranties, fees, expenses, indemnification or otherwise.

“ABL Permitted Liens” means the “Permitted Liens” under, and as defined in, the ABL Credit Agreement.

“ABL Secured Parties” means the lenders (including, in any event, each letter of credit issuer and each swingline lender) and agents under the ABL Credit Agreement, any Hedge Provider providing Hedge Obligations or Bank Product Provider providing Bank Product Obligations permitted under the ABL Documents and secured by the ABL Collateral and all new ABL Secured Parties to the extent set forth in Section 3.4(g).

“ABL Security Agreement” means the Guaranty and Security Agreement (as defined in the ABL Credit Agreement).

“ABL Security Documents” means the ABL Security Agreement, the Control Agreements, the Copyright Security Agreement and the Trademark Security Agreement (each as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations (including any Permitted Refinancing of any ABL Obligations) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Standstill Period” has the meaning set forth in Section 3.2(a)(i).

“Additional Pari Passu Agreement” means any agreement covering any additional indebtedness constituting secured obligations under the Pari Passu Documents (pursuant to a joinder agreement to the Pari Passu Intercreditor Agreement), to the extent such secured indebtedness is permitted to be incurred in accordance with the Indenture, the Term Loan Agreement and the ABL Credit Agreement and the terms of such joinder agreement subject the agent and the holders of such indebtedness to the terms of this Agreement.

“Additional Pari Passu Collateral Agent” means any Additional Collateral Agent (as defined in the Pari Passu Intercreditor Agreement).

“Additional Pari Passu Secured Parties” means each Additional Pari Passu Collateral Agent, any other agent or trustee for holders of Pari Passu Lien Obligations pursuant to Additional Pari Passu Agreements, any such holders and any and all new Pari Passu Secured Parties to the extent set forth in Section 2.4(f)(vii) hereof.

“Additional Pari Passu Security Documents” means any security agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Pari Passu Lien Obligations (including any Permitted Refinancing of any Pari Passu Lien Obligation) under any Additional Pari Passu Agreement or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Administrative Agents” has the meaning set forth in the recitals hereto.

“Agreement” means this Intercreditor Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Authorized Pari Passu Collateral Agent” means the “Authorized Collateral Agent” as defined in the Pari Passu Intercreditor Agreement.  On the date of this Agreement, the Authorized Pari Passu Collateral Agent is the Term Collateral Agent.  Upon a change of the Pari Passu Collateral Agent acting as “Authorized Collateral Agent” pursuant to the terms of the Pari Passu Intercreditor Agreement, such Pari Passu Collateral Agent shall provide notice to each Collateral Agent that such Pari Passu Collateral Agent is acting in such capacity in the manner set forth in Section 6.6 hereof.

“Bank Product Obligations” has the meaning given to it in the ABL Credit Agreement.

“Bank Product Provider” has the meaning given to it in the ABL Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, the Bankruptcy Code.

“Business Day” means any day except Saturday, Sunday and any day which shall be in Fort Worth, Texas, Atlanta, Georgia or New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock; provided, however, that equity-based compensation awards that by their terms may only be settled in cash shall not be deemed to be capital stock.

“Cash Equivalents” means:

(1)     United States dollars and such local currencies held by the any Grantor from time to time in the ordinary course of business;

(2)     securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than 365 days from the date of acquisition;

(3)     deposits, certificates of deposit and time deposits, money market accounts, bankers’ acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States or any state, commonwealth or territory thereof or Canada or any province or territory thereof having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P or a Thomson Bank Watch Rating of “B” or better;

(4)     repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)     commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within nine months after the date of acquisition;

(6)     securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than 365 days from the date of acquisition; and

(7)     money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Collateral” means all property (whether real, personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) by any Grantor pursuant to any ABL Security Document or Pari Passu Security Document.

“Collateral Agents” means each Pari Passu Collateral Agent and the ABL Facility Agent.

“Credit Agreements” has the meaning set forth in the recitals hereto.

“Deposit Accounts” means any checking or other demand deposit account maintained by any Grantor.

“DIP Financing” has the meaning set forth in Section 2.5(a)(i).

“Discharge of ABL Obligations” means, except to the extent otherwise provided in this Agreement with respect to the reinstatement or continuation of any ABL Obligations under certain circumstances, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all ABL Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Credit Agreement, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the ABL Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of all ABL Secured Parties thereunder); provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made in connection with the establishment of a replacement ABL Credit Facility (as such term is defined in the Indenture). In the event the ABL Obligations are modified and the ABL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Pari Passu Lien Obligations” means, except to the extent otherwise provided in this Agreement with respect to the reinstatement or continuation of any Pari Passu Lien Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all Pari Passu Lien Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under the Pari Passu Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such Pari Passu Document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the Pari Passu Secured Parties under the Pari Passu Documents; provided that the Discharge of Pari Passu Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Pari Passu Lien Obligations that constitute a Permitted Refinancing of such Pari Passu Lien Obligations. In the event the Pari Passu Lien Obligations are modified and the Pari Passu Lien Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Pari Passu Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent Borrower organized under the laws of any political subdivision of the United States that is not a Subsidiary of a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excluded Assets” means:

(1)    all of each Grantor’s right, title and interest in any real property, fixtures and equipment not constituting Inventory (including all vehicles and other rolling stock) of such Grantor (whether now owned or acquired following the date hereof);

(2)    any permit, lease, license, contract, property rights, agreement, trademark or other intellectual property, to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (a) the abandonment, invalidation, cancellation or unenforceability of any right, title or interest of such Grantor therein or (b) a breach or termination pursuant to the terms of, or a default under, any such permit, lease, license, contract, property rights, agreement, trademark or other intellectual property (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable requirement of law or principles of equity);

(3)    any trademark or other intellectual property application to the extent the grant of a security interest therein would invalidate such application;

(4)    fixed or capital assets that are subject to a purchase money Lien or a capital lease in each case that constitutes a “Permitted Lien” under the ABL Documents or Pari Passu Documents, to the extent granting a security interest therein would be prohibited or require third party consent that cannot be obtained after use of commercially reasonable efforts;

(5)    motor vehicles (or any equipment stored on or in any such motor vehicle), other goods covered by certificates of title or ownership or other rolling stock (whether or not covered by certificates of title or ownership);

(6)    cash collateral for letters of credit or hedging obligations permitted by the ABL Documents and the Pari Passu Documents securing, in the case of letters of credit, an amount not to exceed 105% of the face amount of cash collateralized letters of credit for the benefit of the Grantors and, in the case of hedging obligations, not to exceed 105% of the amount of such hedging obligations;

(7)    any Equity Interests of any joint venture, partnership or other entity to the extent granting a security interest therein would constitute a default or termination under the terms of the joint venture agreement, partnership agreement, other organizational documents or other agreement of (or covering or purporting to cover the assets of) such joint venture, partnership or entity or its parent (that is not a Grantor) or result in the abandonment or invalidation of the Parent Borrower’s or any Subsidiary of the Parent Borrower’s interest in such joint venture, partnership or other entity;

(8)    Equity Interests in excess of 65% of all outstanding voting Equity Interests of any First-Tier Foreign Subsidiary or any Foreign Subsidiary Holdco;

(9)    Equity Interests in (a) an Immaterial Subsidiary, (b) any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary, and (c) an Unrestricted Subsidiary.

(10)    assets owned by any Grantor that are located outside of the United States (other than foreign Equity Interests as otherwise provided herein) to the extent a Lien on such assets cannot be created under the United States federal law or the laws of any State of the United States or the District of Columbia;

(11)    any commercial tort claims or any letter of credit rights (other than supporting obligations constituting ABL Collateral);

(12)    proceeds and products of the foregoing to the extent they are also Excluded Assets; and

(13)    (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the employees of any Grantor established and used in the ordinary course of business, including without limitation deposit and securities accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any Grantor, and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Grantor, (b) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts, (c) any deposit or concentration accounts, the deposits in which shall not aggregate more than $2,500,000 or exceed $1,000,000 with respect to any one account for a period of five consecutive business days, (d) any insurance trust accounts maintained in the ordinary course of business and holding only funds necessary to fund the accrued insurance obligations of any Grantor in respect of self-insured health insurance and workers’ compensation insurance, and (e) any escrow accounts required to be maintained in connection with any Permitted Investments or Asset Sales, in each case as defined under the Pari Passu Documents and the ABL Documents;

provided that, if any aforementioned asset or the proceeds thereof no longer constitute Excluded Assets, such asset shall immediately constitute ABL Collateral or Notes Collateral, as the case may be, and a Lien on such asset shall immediately attach thereto.

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent Borrower other than a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means a Restricted Subsidiary of the Parent Borrower all or substantially all of the assets of which consist of Capital Stock of one or more Foreign Subsidiaries and/or other Foreign Subsidiary Holdcos; provided that, for the avoidance of doubt and notwithstanding anything to the contrary in this definition, FTS International Services, LLC shall not be considered to be a Foreign Subsidiary Holdco.

“First Priority” means, (i) with respect to any Lien purported to be created on any ABL Collateral pursuant to any ABL Security Document, that such Lien is prior in right to any other Lien thereon, other than any ABL Permitted Liens (excluding Liens securing any Pari Passu Lien Obligations) applicable to such ABL Collateral which as a matter of law have priority over the respective Liens on such ABL Collateral created pursuant to the relevant ABL Security Document (“ABL Prior Liens”) and (ii) with respect to any Lien purported to be created on any Notes Collateral pursuant to any Pari Passu Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) any Notes Permitted Liens applicable to such Notes Collateral which as a matter of law have priority over the respective Liens on such Notes Collateral created pursuant to the relevant Pari Passu Document (“Notes Prior Liens”) and (y) other Liens securing other Pari Passu Secured Obligations that are subject to the Pari Passu Intercreditor Agreement.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are owned directly by a Grantor.

“Grantors” means OpCo Borrower, the Parent Borrower and each of their respective Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, an ABL Security Document, a Term Security Document, a Notes Security Document or an Additional Pari Passu Security Document.

“Hedge Obligations” has the meaning given to it in the ABL Credit Agreement.

“Hedge Provider” has the meaning given to it in the ABL Credit Agreement.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 or whose total revenues for the most recent 12-month period do not exceed $100,000.

“Indebtedness” has the meaning given to it in the Indenture as in effect on the date hereof.

“Indenture” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” means, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, whether voluntary or involuntary, and whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Inventory” has the meaning set forth in the definition of “ABL Collateral” in Section 1.1.

“Lender” has the meaning set forth in the recitals hereto.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“New ABL Agent” has the meaning set forth in Section 3.4(g).

“New Pari Passu Agent” has the meaning set forth in Section 2.4(g).

“Noteholder” means the Person in whose name a Note is registered on the Registrar’s (as defined in the Indenture) books.

“Notes” means the 6.250% Senior Secured Notes due 2022 issued pursuant to the terms of the Indenture, including any “Additional Notes” as defined in the Indenture.

“Notes Collateral” the following whether now owned or hereafter acquired, existing or arising and wherever located, other than any assets which constitute Excluded Assets or ABL Collateral:

(1)           100% of the Capital Stock of all Domestic Subsidiaries of any Grantor other than Domestic Subsidiaries that are Foreign Subsidiary Holdcos; and

(2)           65% of the voting Capital Stock and 100% of the non-voting Capital Stock, if any, of all First Tier Foreign Subsidiaries and all Foreign Subsidiary Holdcos owned by any Grantor;

provided, that in no event shall Notes Collateral included or be deemed to include any rights in respect of (1) voting Equity Interests in excess of 65% of all outstanding Equity Interests of any Foreign Subsidiary or any Foreign Subsidiary Holdco, or (2) any assets of any Foreign Subsidiary.

“Notes Collateral Agent” has the meaning set forth in the recitals hereto.

“Notes Collateral Senior Lien” has the meaning set forth in Section 2.4(a)(iv).

“Notes Documents” means the Indenture, the Notes, the Notes Security Documents and each of the other agreements, documents and instruments providing for or evidencing any Permitted Refinancing of any Notes Obligations, and any other document or instrument executed or delivered at any time in connection therewith, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Notes Obligations” means all obligations (including guaranty obligations) of every nature of each Grantor from time to time owed to the Notes Secured Parties or any of them, under any Notes Document (including any Notes Document in respect of a Permitted Refinancing of any Notes Obligations), whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Parent Borrower or any of its Subsidiaries, would have accrued on any Notes Obligations (including any Permitted Refinancing of any Notes Obligations), whether or not a claim is allowed against such Person for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof, Obligations with respect to Permitted Refinancing Indebtedness related thereto and Obligations in respect of all fees of, reimbursement of expenses incurred by, indemnifications, damages and any other liabilities payable to, each of the Trustee and the Collateral Agent.

“Notes Permitted Liens” means “Permitted Liens” under, and as defined in, any Pari Passu Document and any other Lien that is permitted to exist under any Pari Passu Document.

“Notes Prior Lien” has the meaning set forth in the definition of “First Priority” in Section 1.1.

“Notes Secured Parties” means the Notes Collateral Agent, the Trustee for the Noteholders pursuant to the terms of the Indenture and the Notes Documents (including any other agent for either the Notes Collateral Agent or the Trustee) and the Noteholders.

“Notes Security Agreement” means the Security Agreement (as defined in the Indenture).

“Notes Security Documents” means the Notes Security Agreement and the other Security Documents (as defined in the Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Notes Obligations (including any Permitted Refinancing of any Notes Obligations) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Notes Standstill Period” has the meaning set forth in Section 2.2(a).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that, except as otherwise provided in the definition of Note Obligations, to avoid double counting, Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“OpCo Borrower” has the meaning set forth in the recitals hereto.

“Parent Borrower” has the meaning set forth in the recitals hereto.

“Pari Passu Collateral Agents” means the Notes Collateral Agent, the Term Collateral Agent and each Additional Pari Passu Collateral Agent.

“Pari Passu Documents” means the credit, guarantee and security documents governing the Pari Passu Lien Obligations (and any Additional Pari Passu Lien Obligations), including, without limitation,the Term Documents, the Notes Documents, any Additional Pari Passu Agreement and any Additional Pari Passu Security Documents.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement dated as of April 16, 2014 as amended, restated, supplemented or otherwise modified from time to time by and among the Term Collateral Agent, the Notes Collateral Agent, Parent Borrower, the other Grantors party thereto and each Additional Pari Passu Collateral Agent from time to time party thereto.

“Pari Passu Lien Obligation” means the Notes Obligations, the Term Obligations and any Obligations under an Additional Pari Passu Agreement.

“Pari Passu Secured Parties” means the Term Secured Parties, the Notes Secured Parties and any Additional Pari Passu Secured Parties.

“Pari Passu Security Documents” means the Term Security Documents, the Notes Security Documents and any Additional Pari Passu Security Documents.

“Permitted Refinancing” means, as to any Indebtedness, the Refinancing of such Indebtedness with other Indebtedness (“Refinancing Indebtedness”); provided that the following conditions are satisfied with respect to such Refinancing Indebtedness:

(i)            the principal amount or commitment amount of such Refinancing Indebtedness shall be less than or equal to the principal amount or commitment amount then outstanding of the Indebtedness being Refinanced, except to the extent an increase in the principal amount or commitment amount thereof is not prohibited at such time pursuant to the ABL Documents and the Pari Passu Documents which shall remain in effect after giving effect to such Refinancing; and

(ii)           the terms applicable to such Refinancing Indebtedness and, if applicable, the related guarantees of such Refinancing Indebtedness, shall not violate the applicable requirements contained in any Pari Passu Documents or ABL Documents which remain outstanding after giving effect to the respective Permitted Refinancing (including any definition related thereto).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other business entity or government or any agency or political subdivision thereof.

“Pledged ABL Collateral” has the meaning set forth in Section 3.4(f).

“Pledged Notes Collateral” has the meaning set forth in Section 2.4(f)(i).

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Proceeds” means all “proceeds” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all claims against third parties arising from the loss or destruction of, or damage to, any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Recovery” has the meaning set forth in Section 6.17.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Restricted Subsidiary” has the meaning given to it in the Indenture.

“SEC” means the Securities and Exchange Commission or any successor agency or commission.

“Second Priority” means, (i) with respect to any Lien purported to be created on any Notes Collateral pursuant to the ABL Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) the First Priority Liens of the Pari Passu Secured Parties created by the Pari Passu Security Documents, (y) ABL Prior Liens and (z) Notes Prior Liens, provided that in no event shall any such Notes Prior Lien be permitted (on a consensual basis) to be junior and subordinate to any First Priority Liens of the Pari Passu Secured Parties created by the Pari Passu Security Documents and senior in priority to the relevant Liens created pursuant to the ABL Security Documents, and (ii) with respect to any Lien purported to be created on any ABL Collateral pursuant to the Pari Passu Security Documents, that such Lien is prior in right to any other Lien thereon, other than (w) other Liens securing other Pari Passu Secured Obligations that are subject to the Pari Passu Intercreditor Agreement, (x) the First Priority Liens of the ABL Secured Parties created by the ABL Security Documents, (y) Notes Prior Liens and (z) ABL

Prior Liens; provided that in no event shall any such ABL Prior Lien be permitted (on a consensual basis) to be junior and subordinate to the First Priority Liens created by the ABL Security Documents and senior in priority to the relevant Liens created pursuant to the Pari Passu Security Documents.

“Secured Parties” means the ABL Secured Parties, the Pari Passu Secured Parties and the Additional Pari Passu Secured Parties.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person.  Unless otherwise indicated, when used herein the term “Subsidiary” shall refer to a Subsidiary of the Parent Borrower.

“Term Administrative Agent” has the meaning set forth in the recitals hereto.

“Term Borrower” has the meaning set forth in the recitals hereto.

“Term Collateral Agent” has the meaning set forth in the recitals hereto.

“Term Documents” means (x) the Term Loan Agreement and the Loan Documents (as defined in the Term Loan Agreement), and (y) each of the other agreements, documents and instruments providing for or evidencing any Term Obligation (including any Permitted Refinancing of any Term Obligation), and any other document or instrument executed or delivered at any time in connection with any Term Obligation (including any Permitted Refinancing of any Term Obligation), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Term Lenders” has the meaning set forth in the recitals hereto.

“Term Loan Agreement” has the meaning set forth in the recitals hereto.

“Term Obligations” means all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Term Secured Parties or any of them, under any Term Document (including any Term Document in respect of a Permitted Refinancing of any Term Obligations), whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Term Obligation (including any Permitted Refinancing of any Term Obligations), whether or not a claim is allowed against Parent Borrower or any of its Subsidiaries for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Term Secured Parties” means the lenders and agents under the Term Loan Agreement and shall include all former lenders under the Term Loan Agreement to the extent that any Term Obligations owing to such Persons were incurred while such Persons were lenders under the Term Loan Agreement and such Term Obligations have not been paid or satisfied in full.

“Term Security Agreement” means the Guaranty and Security Agreement (as defined in the Term Loan Agreement).

“Term Security Documents” means the Guaranty and Security Agreement and the other Security Documents (as defined in the Term Loan Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations (including any Permitted Refinancing of any Term Obligation) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Trustee” has the meaning set forth in the recitals hereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unrestricted Subsidiary” has the meaning given to it in the Indenture.

“U.S. GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

1.2            Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs and (i) references to any action on the part of the Pari Passu Collateral Agents and/or the Pari Passu Secured Parties shall include a reference to the Authorized Pari Passu Collateral Agent acting on their behalf, to the extent it is entitled to do so in accordance with the terms of the Pari Passu Intercreditor Agreement.

Section 2.              Notes Collateral.

2.1          Lien Priorities.

(a)           Relative Priorities.  Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the ABL Obligations granted on the Notes Collateral or of any Liens securing the Pari Passu Lien Obligations granted on the Notes Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Collateral Agent or any Secured Party on the Notes Collateral, (iii) the date on which any ABL Obligations or Pari Passu Lien Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any ABL Document or any Pari Passu Document (other than this Agreement), (vi) the possession or control by any Collateral Agent, any Secured Party or any bailee of all or any part of any Notes Collateral as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the ABL Facility Agent, on behalf of itself and the ABL Secured Parties, agree that:

(i)            any Lien on the Notes Collateral securing any Pari Passu Lien Obligations now or hereafter held by or on behalf of any Pari Passu Collateral Agent or any Pari Passu Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Notes Collateral securing any of the ABL Obligations; and

(ii)           any Lien on the Notes Collateral now or hereafter held by or on behalf of the ABL Facility Agent, any ABL Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Notes Collateral securing any Pari Passu Lien Obligations.

All Liens on the Notes Collateral securing any Pari Passu Lien Obligations shall be and shall remain senior in all respects and prior to all Liens on the Notes Collateral securing any ABL Obligations for all purposes, whether or not such Liens securing any Pari Passu Lien Obligations are subordinated to any Lien securing any other obligation of the Parent Borrower, any other Grantor or any other Person.

(b)           Prohibition on Contesting Liens.  Each of the ABL Facility Agent, for itself and on behalf of each ABL Secured Party, and each Pari Passu Collateral Agent, for itself and on behalf of the respective Pari Passu Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in the Notes Collateral or by or on behalf of any of the ABL Secured Parties in the Notes Collateral, as the case may be or (ii) the validity or enforceability of any ABL Security Document (or any ABL Obligations

thereunder), or any Pari Passu Security Document (or any Pari Passu Lien Obligations thereunder); provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the Notes Collateral securing the ABL Obligations and the Pari Passu Lien Obligations as provided in Sections 2.1(a), 2.2(a) and 2.2(b).

(c)           No New Liens.  So long as the Discharge of Pari Passu Lien Obligations has not occurred, the parties hereto agree that the Parent Borrower or any other Grantor shall not grant or permit any additional Liens on any asset or property of any Grantor to secure any ABL Obligations or Pari Passu Lien Obligations unless it has granted or contemporaneously grants (x) (i) a First Priority Lien on such asset or property to secure the Pari Passu Lien Obligations if such asset or property constitutes Notes Collateral or (ii) a Second Priority Lien on such asset or property to secure the Pari Passu Lien Obligations if such asset or property constitutes ABL Collateral and (y)(i) a Second Priority Lien on such asset or property to secure the ABL Obligations if such asset or property constitutes Notes Collateral or (ii) a Pari Passu Lien on such asset or property to secure the ABL Obligations if such asset or property constitutes ABL Collateral.  To the extent that the provisions of clause (x)(i) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Pari Passu Collateral Agents and/or the Pari Passu Secured Parties, the ABL Facility Agent, on behalf of ABL Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the ABL Collateral granted in contravention of such clause (x)(i) of this Section 2.1(c) shall be subject to Section 2.3.

(d)           Effectiveness of Lien Priorities.  Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of:  (i) the invalidity, irregularity or unenforceability of all or any part of the ABL Documents or the Pari Passu Documents; (ii) any amendment, change or modification of any ABL Documents or Pari Passu Documents; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, Parent Borrower or any of its Subsidiaries party to any of the ABL Documents or the Pari Passu Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

2.2          Exercise of Remedies.

(a)           So long as the Discharge of Pari Passu Lien Obligations has not occurred, prior to any Insolvency or Liquidation Proceeding having been commenced by or against OpCo Borrower, the Parent Borrower or any other Grantor:

(i)            none of the ABL Facility Agent or the ABL Secured Parties will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Notes Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of Notes Collateral to which the ABL Facility Agent or any ABL Secured Party is a party, and including the enforcement of or execution on any judgment Lien on any Notes

Collateral) or institute or commence, or join with any Person (other than the Pari Passu Collateral Agents and the Pari Passu Secured Parties) in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the ABL Facility Agent may exercise any or all such rights after the passage of a period of 180 days from the date of delivery of a notice in writing to the Pari Passu Collateral Agents of the ABL Facility Agent’s intention to exercise its right to take such actions following an “Event of Default” as defined in the ABL Documents and, as a result of such “Event of Default”, the principal and interest under such ABL Documents has become due and payable (the “Notes Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the ABL Facility Agent nor any ABL Secured Party will exercise any rights or remedies with respect to any Notes Collateral if, notwithstanding the expiration of the Notes Standstill Period, the Pari Passu Collateral Agents or Pari Passu Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the Notes Collateral (prompt notice of such exercise to be given to the ABL Facility Agent) and are diligently pursuing (within such 180-consecutive day period) the exercise thereof; and provided, however, that nothing in this Section 2.2(a) shall be construed to authorize the ABL Facility Agent or any ABL Secured Party to sell any Notes Collateral free of the Lien of any Pari Passu Collateral Agent or any Pari Passu Secured Party.

(ii)           the Pari Passu Collateral Agents shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the foreclosure upon, disposition of, or restrictions with respect to, the Notes Collateral without any consultation with or the consent of the ABL Facility Agent or any ABL Secured Party; provided that:

(1)           the ABL Facility Agent or any ABL Secured Party may file a claim or statement of interest with respect to the ABL Obligations, as applicable; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2)           the ABL Facility Agent may take any action (not adverse to the prior Liens on the Notes Collateral securing the Pari Passu Lien Obligations, or the rights of any Pari Passu Collateral Agent or the Pari Passu Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Notes Collateral;

(3)           the ABL Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties, including without limitation any claims secured by the Notes Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)           the ABL Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(5)           the ABL Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Notes Collateral; and

(6)           the ABL Facility Agent or any ABL Secured Party may exercise any of its rights or remedies with respect to the Notes Collateral after the termination of the Notes Standstill Period to the extent not prohibited by clause (i) above.

Subject to the Pari Passu Intercreditor Agreement, in exercising rights and remedies with respect to the Notes Collateral, the Pari Passu Collateral Agents and the Pari Passu Secured Parties may enforce the provisions of the Pari Passu Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Notes Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           [omitted].

(c)           The ABL Facility Agent, on behalf of itself and the ABL Secured Parties, agrees that it will not take or receive any Notes Collateral or any proceeds of Notes Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Notes Collateral, including in respect of any Insolvency or Liquidation Proceeding, unless and until the Discharge of Pari Passu Lien Obligations has occurred, except as expressly provided in the provisos in clause (ii) of Section 2.2(a) or in Section 4.  Without limiting the generality of the foregoing, (x) unless and until the Discharge of Pari Passu Lien Obligations has occurred, except as expressly provided in the provisos in clause (ii) of Section 2.2(a) or in Section 4, the sole right of the ABL Facility Agent, the ABL Secured Parties with respect to the Notes Collateral is to hold a Lien on the Notes Collateral pursuant to the ABL Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Pari Passu Lien Obligations has occurred in accordance with the terms hereof, the Pari Passu Documents and applicable law.

(d)           Subject to the provisos in clause (ii) of Section 2.2(a):

(i)            the ABL Facility Agent, for itself and on behalf of the ABL Secured Parties, agrees that the ABL Facility Agent and the ABL Secured Parties will not take any action that would hinder any exercise of remedies under the Pari Passu Documents with respect to the Notes Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Notes Collateral, whether by foreclosure or otherwise; notwithstanding this clause (i) the ABL Facility Agent or any ABL Secured Party may file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor; and

(ii)           the ABL Facility Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor with respect to the Notes Collateral or otherwise to object to the manner in which the Pari Passu Collateral Agents or the Pari Passu Secured Parties seek to enforce or collect the Pari Passu Lien Obligations or the Liens granted in any of the Notes Collateral, regardless of whether any action or failure to act by or on behalf of the Pari Passu Collateral Agents or Pari Passu Secured Parties is adverse to the interest of the ABL Secured Parties, provided, that, the foregoing should not be construed to waive or limit the rights of the ABL Facility Agent under Section 4 hereof.

(e)           The ABL Facility Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Pari Passu Collateral Agents or the Pari Passu Secured Parties with respect to the Notes Collateral as set forth in this Agreement and the Pari Passu Documents.

2.3          Payments Over.

(a)           So long as the Discharge of Pari Passu Lien Obligations has not occurred, any Notes Collateral, cash proceeds thereof or non-cash proceeds thereof not constituting ABL Collateral received by the ABL Facility Agent or any ABL Secured Parties in connection with the exercise of any right or remedy (including setoff) relating to the Notes Collateral, including in respect of any Insolvency or Liquidation Proceeding, shall be segregated and held in trust and forthwith paid over to the Authorized Pari Passu Collateral Agent for the benefit of the Pari Passu Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, for application in accordance with Section 5.1 of this Agreement.  The Pari Passu Collateral Agents are hereby authorized to make any such endorsements as agent for the ABL Facility Agent or any such ABL Secured Parties.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

2.4          Other Agreements.

(a)           Releases by the Pari Passu Collateral Agents.

(i)            If, in connection with:

(A)          the exercise of any Pari Passu Collateral Agent’s remedies in respect of the Notes Collateral provided for in Section 2.2(a), including any sale, lease, exchange, transfer or other disposition of any such Notes Collateral (and such remedies include for purposes of this Agreement, any sale, lease, exchange, transfer or other disposition of the Notes Collateral by or on behalf of any Grantor at any time after an Event of Default under the Pari Passu Documents has occurred and is continuing, that is approved or consented to by any Pari Passu Collateral Agent); or

(B)                               any sale, lease, exchange, transfer or other disposition of any Notes Collateral not prohibited under, and any accompanying release of Liens required by, the terms of the Pari Passu Documents and the ABL Documents, each Pari Passu Collateral Agent, for itself or on behalf of the respective Pari Passu Secured Parties, releases any of its Liens on any part of the Notes Collateral, then the Liens, if any, of the ABL Facility Agent, for itself or for the benefit of the ABL Secured Parties, on such Notes Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the ABL Facility Agent, for itself or on behalf of any such ABL Secured Parties, promptly shall execute and deliver to the Authorized Pari Passu Collateral Agent or such Grantor such termination statements, releases and other documents as the Authorized Pari Passu Collateral Agent or such Grantor, in either case at the expense of such Grantor, may reasonably request to effectively confirm such release; provided that in the case of clause (a)(i) above, any proceeds of such disposition, shall be applied in accordance with this Agreement.

(ii)                                  Until the Discharge of Pari Passu Lien Obligations occurs, the ABL Facility Agent, for itself and on behalf of the ABL Secured Parties, hereby irrevocably constitutes and appoints the Pari Passu Collateral Agents and any officer or agent of any Pari Passu Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the ABL Facility Agent or such holder or in any Pari Passu Collateral Agent’s name, for the purpose of carrying out the terms of this Section 2.4(a) with respect to Notes Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.4(a) with respect to Notes Collateral, including any endorsements or other instruments of transfer or release.

(iii)                               Until the Discharge of Pari Passu Lien Obligations occurs, to the extent that the Pari Passu Secured Parties (a) have released any Lien on Notes Collateral and any such Lien is later reinstated or (b) obtain any new Pari Passu Liens on assets constituting Notes Collateral from Grantors, then the relevant Grantor shall grant a Second Priority Lien on any such Notes Collateral.

(iv)                              If, prior to the Discharge of Pari Passu Lien Obligations, a subordination of the Pari Passu Collateral Agents’ Liens on any Notes Collateral is not prohibited under the Pari Passu Documents and the ABL Credit Agreement to another Lien not prohibited under the Pari Passu Documents and the ABL Credit Agreement (a “Notes Collateral Senior Lien”), then the Pari Passu Collateral Agents are authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to them, and the ABL Facility Agent, for itself and on behalf of the ABL Secured Parties, shall promptly execute and deliver to the Pari Passu Collateral Agents an identical subordination agreement subordinating the Liens of the ABL Facility Agents for the benefit of (and on behalf of) the ABL Secured Parties to such  Senior Lien.

(b)                                 [omitted].

(c)                                  Insurance.  Unless and until the Discharge of Pari Passu Lien Obligations has occurred, the Pari Passu Collateral Agents and the Pari Passu Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Pari Passu Documents, to adjust settlement for any insurance policy covering the Notes Collateral  in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Notes Collateral.  Following the Discharge of Pari Passu Lien Obligations, unless and until the Discharge of ABL Obligations has occurred, the ABL Facility Agent and the ABL Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Documents, to adjust settlement for any insurance policy covering the Notes Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Notes Collateral.

(d)                                 Amendments to ABL Security Documents.  Without the prior written consent of the Pari Passu Collateral Agents, no ABL Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new ABL Document, would contravene the provisions of this Agreement.  Grantors agree that each ABL Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the ABL Facility Agent pursuant to this Agreement in any Notes Collateral and the exercise of any right or remedy by the ABL Facility Agent with respect to any Notes Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among FTS INTERNATIONAL SERVICES, LLC, a Texas limited liability company, FTS International, Inc., a Delaware corporation, the other GRANTORS from time to time party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Facility Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent, and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(e)                                  Rights As Unsecured Creditors.  Except as otherwise set forth in this Agreement, the ABL Facility Agent and the ABL Secured Parties may exercise rights and remedies as unsecured creditors against the Parent Borrower or any other Grantor that has guaranteed the ABL Obligations in accordance with the terms of the ABL Documents and applicable law.  Nothing in this Agreement shall prohibit the receipt by the ABL Facility Agent or any ABL Secured Parties of payments of interest, principal and other amounts in respect of the ABL Obligations, as applicable, so long as such receipt is not the direct or indirect result of the exercise by the ABL Facility Agent or any ABL Secured Parties of rights or remedies as a secured creditor (including setoff) in respect of the Notes Collateral or enforcement of any Lien held by any of them in each case prior to the Discharge of the Pari Passu Lien Obligations.

(f)                                   Bailee for Perfection.

(i)                                     Each Pari Passu Collateral Agent agrees to hold that part of the Notes Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Notes Collateral being the “Pledged Notes Collateral”) first as collateral agent for the Pari Passu Secured Parties and second as bailee for and, with respect to any collateral that cannot be perfected in such manner, as agent for, the ABL Facility Agent (on behalf of the ABL Secured Parties) and any assignee thereof and act as such agent under all control agreements relating to the Pledged Notes Collateral, in each case solely for the purpose of perfecting the security interest granted under the Pari Passu Documents and the ABL Documents, as applicable, subject to the terms and conditions of this Section 2.4(f). Following the Discharge of Pari Passu Lien Obligations, the ABL Facility Agent agrees to hold the Pledged Notes Collateral  as collateral agent for the ABL Secured Parties, subject to the terms and conditions of this Section 2.4(f). As security for the payment and performance in full of all the ABL Obligations each Grantor hereby grants to the Pari Passu Collateral Agents for the benefit of the ABL Secured Parties a Lien on and security interest in all of the right, title and interest of such Grantor, in and to and under the Pledged Notes Collateral wherever located and whether now existing or hereafter arising or acquired from time to time.

(ii)                                  Subject to the terms of this Agreement, until the Discharge of Pari Passu Lien Obligations has occurred, the Pari Passu Collateral Agents shall be entitled to deal with the Pledged Notes Collateral in accordance with the terms of the Pari Passu Documents as if the Liens of the ABL Facility Agent under the ABL Security Documents did not exist.

(iii)                               The Pari Passu Collateral Agents shall have no obligation whatsoever to any Pari Passu Secured Party, the ABL Facility Agent or any ABL Secured Party to ensure that the Pledged Notes Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.4(f).  The duties or responsibilities of the Pari Passu Collateral Agents under this Section 2.4(f) shall be limited solely to holding the Pledged Notes Collateral as bailee or agent in accordance with this Section 2.4(f) and the Pari Passu Security Documents until delivery of such Pledged Notes Collateral to the ABL Facility Agent in accordance with Section 2.4(f)(v).  The ABL Facility Agent shall have no obligation whatsoever to any ABL Secured Party to ensure that the Pledged Notes Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.4(f).  The duties or responsibilities of the ABL Facility Agent under this Section 2.4(f) shall be limited solely to holding the Pledged Notes Collateral as bailee or agent in accordance with this Section 2.4(f).

(iv)                              The Pari Passu Collateral Agents acting pursuant to this Section 2.4(f) shall not have by reason of the Pari Passu Security Documents, the ABL Security Documents, this Agreement or any other document a fiduciary relationship in respect of the related Pari Passu Secured Party, the ABL Facility Agent or any ABL Secured Party.  The ABL Facility Agent acting pursuant to this Section 2.4(f) shall not have by reason of the ABL Security Documents, the Pari Passu Security Documents, this Agreement or any other document a fiduciary relationship in respect of any ABL Secured Party, the Pari Passu Collateral Agent or any Pari Passu Secured Party.

(v)                                 Upon the Discharge of Pari Passu Lien Obligations, the Pari Passu Collateral Agents shall deliver or cause to be delivered the remaining Pledged Notes Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, to the extent permitted under applicable law and upon request of the ABL Facility Agent (without recourse or warranty), any ABL Secured Party or any Grantor, first, to the ABL Facility Agent to the extent ABL Obligations remain outstanding, and second, to the applicable Grantor to the extent no Pari Passu Lien Obligations or ABL Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Notes Collateral) and will cooperate with the ABL Facility Agent, in assigning (without recourse to or warranty by any Pari Passu Collateral Agent or any Pari Passu Secured Party or agent or bailee thereof) control over any other Pledged Notes Collateral under its control.  The Pari Passu Collateral Agents further agree to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Pledged Notes Collateral or as a court of competent jurisdiction may otherwise direct.  Following the Discharge of Pari Passu Lien Obligations and upon the Discharge of ABL Obligations under the ABL Documents to which the ABL Facility Agent is a party, the ABL Facility Agent shall deliver or cause to be delivered the remaining Pledged Notes Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, to the extent permitted under applicable law to the applicable Grantor, so as to allow such Person to obtain control of such Pledged Notes Collateral. In determining whether all ABL Obligations or Pari Passu Lien Obligations have been discharged for purposes of this Section 2.4(f)(v), the Pari Passu Collateral Agent shall be entitled to rely on a certification of an authorized officer of the Parent Borrower.

(vi)                              Notwithstanding anything to the contrary herein, if, for any reason, any ABL Obligations remain outstanding upon the Discharge of Pari Passu Lien Obligations, all rights of the Pari Passu Collateral Agents hereunder and under the Pari Passu Security Documents or the ABL Security Documents (1) with respect to the delivery and control of any part of the Notes Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Notes Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the ABL Facility Agent or the Pari Passu Collateral Agents, pass to the ABL Facility Agent, who shall thereafter hold such rights for the benefit of the ABL Secured Parties.  Each of the Pari Passu Collateral Agents and the Grantors agrees that it will, if any ABL Obligations remain outstanding upon the Discharge of Pari Passu Lien Obligations, take any other action required by any law or reasonably requested by the ABL Facility Agent, in connection with the ABL Facility Agent’s establishment and perfection of a First Priority security interest in the Notes Collateral.

(g)                                  When Discharge of Pari Passu Lien Obligations Deemed to Not Have Occurred.  If the Parent Borrower or any other Grantor enters into any Permitted Refinancing of any Pari Passu Lien Obligations, then the obligations under the Permitted Refinancing shall automatically be treated as Pari Passu Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Term Loan Agreement” or “Indenture”, as applicable, shall be deemed appropriately modified to refer to such Permitted Refinancing and the Pari Passu Collateral Agents under such Pari Passu Documents shall be a Pari Passu Collateral Agent for all purposes hereof and the new secured parties under such Pari Passu Documents shall automatically be treated as Pari Passu Secured Parties for all purposes of this Agreement.  Upon receipt of a notice stating that the

Parent Borrower or any other Grantor has entered into an Additional Pari Passu Agreement, including in respect of a Permitted Refinancing of Pari Passu Lien Obligations (which notice shall include the identity of the new collateral agent, such agent, the “New Pari Passu Agent”), and delivery by the New Pari Passu Agent of an Intercreditor Agreement Joinder and (i) the ABL Facility Agent and each other Pari Passu Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent Borrower or such New Pari Passu Agent shall reasonably request in order to provide to the New Pari Passu Agent the rights contemplated hereby, in each case consistent with the terms of this Agreement and (ii) if the New Pari Passu Agent is the Authorized Pari Passu Collateral Agent, the ABL Facility Agent and each other Pari Passu Collateral Agent shall promptly deliver to the New Pari Passu Agent any Pledged Notes Collateral held by them together with any necessary endorsements (or otherwise allow the New Pari Passu Agent to obtain control of such Pledged Notes Collateral).  The New Pari Passu Agent shall agree to be bound by the terms of this Agreement.

2.5                               Insolvency or Liquidation Proceedings.

(a)                                 Finance and Sale Issues.

(i)                                     Until the Discharge of Pari Passu Lien Obligations has occurred, if the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Pari Passu Collateral Agent shall desire to permit the use of cash collateral constituting Notes Collateral on which such Pari Passu Collateral Agent or any other creditor has a Lien or to permit the Parent Borrower or any other Grantor to obtain financing secured by Notes Collateral, whether from the Pari Passu Secured Parties or any other entity under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), then the ABL Facility Agent, on behalf of itself and the ABL Secured Parties agree that they will raise no objection to such use of cash collateral constituting Notes Collateral or to such DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly, agreed by the Pari Passu Collateral Agents or to the extent not prohibited by Section 2.5(c)) and, to the extent the Liens on the Notes Collateral securing the Pari Passu Lien Obligations are subordinated or pari passu with the Liens on the Notes Collateral securing such DIP Financing, the ABL Facility Agent will subordinate their Liens in the Notes Collateral to the Liens securing such DIP Financing (and all obligations relating thereto).  The ABL Facility Agent, on behalf of the ABL Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any Notes Collateral free and clear of its Liens (subject to attachment of proceeds with respect to the Second Priority Lien on the Notes Collateral in favor of the ABL Facility Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code if the Pari Passu Secured Parties have consented to such sale or disposition of such assets and the Proceeds are applied consistently with Section 5.1.  In no event shall any DIP Financing offered or entered into by any of the Pari Passu Secured Parties or with any support from any of the Pari Passu Secured Parties seek or obtain a Lien on any ABL Collateral  (and including for this purpose any assets of the type or category constituting ABL Collateral  arising after the commencement of the Insolvency or Liquidation Proceeding) that is pari passu with or senior in priority to the Lien of the ABL Facility Agent on such assets unless the ABL Facility Agent shall have consented thereto.

(ii)                                  Until the Discharge of Pari Passu Lien Obligations has occurred, the ABL Facility Agent, on behalf of itself and the ABL Secured Parties, agrees that no such Person shall provide to any Grantor any DIP Financing (or support any other Person in seeking to provide to any Grantor any such DIP Financing) to the extent that the providers of such DIP Financing would be granted a Lien on any Notes Collateral that is pari passu with or senior in priority to the Lien of the Pari Passu Collateral Agents on such assets unless the Authorized Pari Passu Collateral Agent has consented thereto.

(b)                                 Relief from the Automatic Stay.  Until the Discharge of Pari Passu Lien Obligations has occurred, the ABL Facility Agent, on behalf of itself and the ABL Secured Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Collateral without the prior written consent of the Pari Passu Collateral Agents.

(c)                                  Adequate Protection.

(i)                                     The ABL Facility Agent, on behalf of itself and the ABL Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the Pari Passu Collateral Agents or the Pari Passu Secured Parties for adequate protection with respect to any Notes Collateral or (ii) any objection by the Pari Passu Collateral Agents or the Pari Passu Secured Parties to any motion, relief, action or proceeding based on the Pari Passu Collateral Agents or the Pari Passu Secured Parties claiming a lack of adequate protection with respect to the Notes Collateral.  Notwithstanding the foregoing provisions in this Section 2.5(c), in any Insolvency or Liquidation Proceeding, (A) if the Pari Passu Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting Notes Collateral in connection with any DIP Financing, then the ABL Facility Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien of the ABL Facility Agent will be subordinated to the Liens securing the Pari Passu Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Notes Collateral securing the ABL Obligations are so subordinated to the Pari Passu Lien Obligations under this Agreement, and (B) in the event the ABL Facility Agent, on behalf of itself and the ABL Secured Parties, seeks or requests adequate protection in respect of Notes Collateral securing ABL Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting Notes Collateral, then the ABL Facility Agent, on behalf of itself or any of the ABL Secured Parties, agrees that the Pari Passu Collateral Agents shall also be granted a senior Lien on such additional collateral as security for the Pari Passu Lien Obligations and for any such DIP Financing provided by the Pari Passu Secured Parties and that any Lien on such additional collateral securing the ABL Obligations shall be subordinated to the Liens on such collateral securing the Pari Passu Lien Obligations and any such DIP Financing provided by the Pari Passu Secured Parties (and all obligations relating thereto) and to any other Liens granted to the Pari Passu Secured Parties as adequate protection on the same basis as the other Liens on Notes Collateral securing the ABL Obligations are so subordinated to such Pari Passu Lien Obligations under this Agreement.

(d)                                 No Waiver.  Subject to the provisos in clause (ii) of Section 2.2(a) and clause (i) of Section 2.5(c), nothing contained herein shall prohibit or in any way limit any Pari Passu Collateral Agent or any Pari Passu Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the ABL Facility Agent or any of the ABL Secured Parties in respect of the Notes Collateral, including the seeking by the ABL Facility Agent or any ABL Secured Parties of adequate protection in respect thereof or the asserting by the ABL Facility Agent or any ABL Secured Parties of any of its rights and remedies under the ABL Documents, or otherwise in respect thereof.

(e)                                  Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of Pari Passu Lien Obligations and on account of ABL Obligations, then, to the extent the debt obligations distributed on account of the Pari Passu Lien Obligations and on account of the ABL are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations; provided that this Section 2.5(e) shall not apply and shall be of no further force and effect in the event that the Pari Passu Secured Parties either (1) vote in their sole discretion to accept such a plan of reorganization or other dispositive restructuring plan (in a manner that satisfies the requirements of Bankruptcy Code § 1126(c)) or (ii) are presumed to have accepted such plan of reorganization or other dispositive restructuring plan pursuant to Bankruptcy Code § 1126(f).

(f)                                   Post-Petition Interest.

(i)                                     Neither the ABL Facility Agent nor any ABL Secured Party shall oppose or seek to challenge any claim by any Pari Passu Collateral Agent or any Pari Passu Secured Party for allowance in any Insolvency or Liquidation Proceeding of Pari Passu Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Pari Passu Secured Parties’ Liens on the Notes Collateral, without regard to the existence of the Lien of the ABL Facility Agent on behalf of the ABL Secured Parties on the Notes Collateral.

(ii)                                  No Pari Passu Collateral Agent nor any other Pari Passu Secured Party shall oppose or seek to challenge any claim by the ABL Facility Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the ABL Facility Agent on behalf of the ABL Secured Parties on the Notes Collateral (after taking into account the Lien of the Pari Passu Secured Parties on the Notes Collateral).

(g)                                  Waiver.  The ABL Facility Agent, for itself and on behalf of the ABL Secured Parties, waives any claim it may hereafter have against any Pari Passu Secured Party arising out of the election of any Pari Passu Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Notes Collateral in any Insolvency or Liquidation Proceeding.

2.6                               Reliance; Waivers; Etc.

(a)                                 Reliance.  Other than any reliance on the terms of this Agreement, the ABL Facility Agent, on behalf of itself and the ABL Secured Parties, acknowledges that it and such ABL Secured Parties have, independently and without reliance on any Pari Passu Collateral Agent or any Pari Passu Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decisions in taking or not taking any action under the ABL Credit Agreement or this Agreement.

(b)                                 No Warranties or Liability.  The ABL Facility Agent, on behalf of itself and the ABL Secured Parties, acknowledges and agrees that the Pari Passu Collateral Agents and the Pari Passu Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Pari Passu Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Pari Passu Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Pari Passu Documents in accordance with law, in accordance with the terms of the related Pari Passu Document and as they may otherwise, in their sole discretion, deem appropriate.  The Pari Passu Collateral Agents and the Pari Passu Secured Parties shall have no duty to the ABL Facility Agent, or any of the ABL Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Parent Borrower or any other Grantor (including the Pari Passu Documents and the ABL Documents), regardless of any knowledge thereof which they may have or be charged with.

(c)                                  No Waiver of Lien Priorities.

(i)                                     No right of the Pari Passu Secured Parties, the Pari Passu Collateral Agents or any of them to enforce any provision of this Agreement or any Pari Passu Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent Borrower or any other Grantor or by any act or failure to act by any Pari Passu Secured Party or the Pari Passu Collateral Agents, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Pari Passu Documents, or any of the ABL Documents, regardless of any knowledge thereof which the Pari Passu Collateral Agents or the Pari Passu Secured Parties, or any of them, may have or be otherwise charged with.

(ii)                                  Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent Borrower and the other Grantors under the Pari Passu Documents and subject to the provisions of Section 2.4(c)), the Pari Passu Secured Parties, the Pari Passu Collateral Agents and any of them may, at any time and from time to time in accordance with the Pari Passu Documents and/or applicable law, without the consent of, or notice to, the ABL Facility Agent or any ABL Secured Party, without incurring any liabilities to the ABL Facility Agent or any ABL Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the ABL Facility Agent or any ABL Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1)                                 sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Notes Collateral or any liability of the Parent Borrower or any other Grantor to the Pari Passu Secured Parties or the Pari Passu Collateral Agents, or any liability incurred directly or indirectly in respect thereof;

(2)                                 settle or compromise any Pari Passu Lien Obligation or any other liability of the Parent Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(3)                                 exercise or delay in or refrain from exercising any right or remedy against the Parent Borrower or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Parent Borrower, any other Grantor or any Notes Collateral and any security and any guarantor or any liability of the Parent Borrower or any other Grantor to the Pari Passu Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii)                               The ABL Facility Agent, on behalf of itself and the ABL Secured Parties, also agrees that the Pari Passu Secured Parties and the Pari Passu Collateral Agents shall have no liability to the ABL Facility Agent or any ABL Secured Party, and the ABL Facility Agent, on behalf of itself and the ABL Secured Parties hereby waive any claim against any Pari Passu Secured Party or the Pari Passu Collateral Agents, arising out of any and all actions which the Pari Passu Secured Parties or the Pari Passu Collateral Agents may take or permit or omit to take with respect to:

(1)                                 the Pari Passu Documents (other than this Agreement);

(2)                                 the collection of the Pari Passu Lien Obligations; or

(3)                                 the foreclosure upon, or sale, liquidation or other disposition of, any Notes Collateral.

The ABL Facility Agent, on behalf of itself and the ABL Secured Parties, agrees that the Pari Passu Secured Parties and the Pari Passu Collateral Agents have no duty to the ABL Facility Agent or the ABL Secured Parties in respect of the maintenance or preservation of the Notes Collateral, the Pari Passu Lien Obligations or otherwise.

(iv)                              The ABL Facility Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Notes Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d)                                 Obligations Unconditional.  All rights, interests, agreements and obligations of the Pari Passu Collateral Agents and the Pari Passu Secured Parties and the ABL Facility Agent and the ABL Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i)                                     any lack of validity or enforceability of any Pari Passu Document or any ABL Document;

(ii)                                  except as otherwise set forth in the Agreement, any change not prohibited hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the Pari Passu Lien Obligations or the ABL Obligations, or any amendment or waiver or other modification not prohibited hereunder, whether by course of conduct or otherwise, of the terms of any Pari Passu Document or any ABL Document;

(iii)                               any exchange of any security interest in any Notes Collateral or any amendment, waiver or other modification not prohibited hereunder, whether in writing or by course of conduct or otherwise, of all or any of the Pari Passu Lien Obligations or the ABL Obligations;

(iv)                              the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Borrower or any other Grantor; or

(v)                                 any other circumstances which otherwise might constitute a defense available to or a discharge of, the Parent Borrower or any other Grantor in respect of the Pari Passu Lien Obligations, or of the ABL Facility Agent or any ABL Secured Party or any Notes Secured Party in respect of this Agreement.

2.7                               Effectiveness of Pari Passu Intercreditor Agreement.  Notwithstanding the foregoing, each Pari Passu Collateral Agent and Pari Passu Secured Party agrees that any rights of such parties (solely as among themselves and subject in all cases to any express provision in this Agreement to the contrary) with respect to Notes Collateral shall in all cases be controlled by, and subject to the terms and limitations set forth in, the Pari Passu Intercreditor Agreement.

Section 3.                                           ABL Collateral.

3.1                               Lien Priorities.

(a)                                 Relative Priorities.  Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the Pari Passu Lien Obligations granted on the ABL Collateral or of any Liens securing the ABL Obligations granted on the ABL Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Collateral Agent or any Secured Party on the ABL Collateral, (iii) the date on which any ABL Obligations or Pari Passu Lien Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any ABL Document or any Pari Passu Document (other than this Agreement), (vi) the possession or control by any Collateral Agent, any Secured Party or any bailee of all or any part of any ABL Collateral as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the Pari Passu Collateral Agents, on behalf of themselves and the Pari Passu Secured Parties, hereby agree that:

(i)                                     any Lien on the ABL Collateral securing any ABL Obligations now or hereafter held by or on behalf of the ABL Facility Agent or any ABL Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Collateral securing any of the Pari Passu Lien Obligations; and

(ii)                                  any Lien on the ABL Collateral now or hereafter held by or on behalf of the Pari Passu Collateral Agents, any Pari Passu Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Collateral securing any ABL Obligations.

All Liens on the ABL Collateral securing any ABL Obligations shall be and remain senior in all respects and prior to all Liens on the ABL Collateral securing any Pari Passu Lien Obligations for all purposes, whether or not such Liens securing any ABL Obligations are subordinated to any Lien securing any other obligation of the Parent Borrower, any other Grantor or any other Person.

(b)                                 Prohibition on Contesting Liens.  Each of the ABL Facility Agent, for itself and on behalf of each ABL Secured Party, the Term Collateral Agent, for itself and on behalf of each Term Secured Party, the Notes Collateral Agent for itself and on behalf of each Notes Secured Party, or each applicable Additional Pari Passu Collateral Agent for itself and on behalf of each applicable Additional Pari Passu Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Secured Parties in the ABL Collateral, by or on behalf of any of the Pari Passu Secured Parties in the ABL Collateral, as the case may be, or (ii) the validity or enforceability of any Pari Passu Security Document (or any Pari Passu Lien Obligations thereunder), or any ABL Security Document (or any ABL Obligations thereunder); provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the ABL Collateral securing the ABL Obligations and the Pari Passu Lien Obligations as provided in Sections 3.1(a), 3.2(a) and 3.2(b).

(c)                                  No New Liens.  So long as the Discharge of ABL Obligations has not occurred, the parties hereto agree that the Parent Borrower or any other Grantor shall not grant or permit any additional Liens on any asset or property of any Grantor to secure any Pari Passu Lien Obligation or ABL Obligation unless it has granted or contemporaneously grants (x)(i) a First Priority Lien on such asset or property to secure the ABL Obligations if such asset or property constitutes ABL Collateral or (ii) a Second Priority Lien on such asset or property to secure the ABL Obligations if such asset or property constitutes Notes Collateral, and (y)(i) a Second Priority Lien on such asset or property to secure the Pari Passu Lien Obligations if such asset or property constitutes ABL Collateral or (ii) a First Priority Lien on such asset or property to secure the Pari Passu Lien Obligations if such asset or property constitutes Notes Collateral.

To the extent that the provisions of clause (x)(i) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the ABL Facility Agent and/or the ABL Secured Parties, the Pari Passu Collateral Agents, on behalf of Pari Passu Secured Parties, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the ABL Collateral granted in contravention of such clause (x)(i) of this Section 3.1(c) shall be subject to Section 3.3.

(d)                                 Effectiveness of Lien Priorities.  Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of:  (i) the invalidity, irregularity or unenforceability of all or any part of the ABL Documents or the Pari Passu Documents; (ii) any amendment, change or modification of any ABL Documents or Pari Passu Documents; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, Parent Borrower or any of its Subsidiaries party to any of the ABL Documents or the Pari Passu Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

3.2                               Exercise of Remedies.

(a)                                 So long as the Discharge of ABL Obligations has not occurred, prior to any Insolvency or Liquidation Proceeding having been commenced by or against OpCo Borrower, the Parent Borrower or any other Grantor:

(i)                                     none of the Pari Passu Collateral Agents or the Pari Passu Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any ABL Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of ABL Collateral to which the Pari Passu Collateral Agents or any Pari Passu Secured Party is a party, and including the enforcement of or execution on any judgment Lien on any ABL Collateral) or institute or commence, or join with any Person (other than the ABL Facility Agent and the ABL Secured Parties) in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the Pari Passu Collateral Agents may exercise any or all such rights after the passage of a period of 180 days from the date of delivery of a notice in writing to the ABL Facility Agent of any Pari Passu Collateral Agent’s intention to exercise its right to take such actions following an “Event of Default” as defined in the applicable Pari Passu Documents and, as a result of such “Event of Default”, the principal and interest under such Pari Passu Document has become due and payable (the “ABL Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, none of the Pari Passu Collateral Agents or any Pari Passu Secured Party will exercise any rights or remedies with respect to any ABL Collateral if, notwithstanding the expiration of the ABL Standstill Period, the ABL Facility Agent or ABL Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the ABL Collateral (prompt notice of such exercise to be given to the Pari Passu Collateral Agents) and are diligently pursuing (within such 180-consecutive day period) the exercise thereof, provided, however, that nothing in this Section 3.2(a) shall be construed to authorize the Pari Passu Collateral Agents or any Pari Passu Secured Party, to sell any ABL Collateral free of the Lien of the ABL Facility Agent or any ABL Secured Party; and

(ii)                                  the ABL Facility Agent shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the foreclosure upon, disposition of, or restrictions with respect to, the ABL Collateral without any consultation with or the consent of the Pari Passu Collateral Agents or any Pari Passu Secured Party; provided, that:

(1)                                 any Pari Passu Collateral Agent or any Pari Passu Secured Party may file a claim or statement of interest with respect to the Pari Passu Lien Obligations, as applicable; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2)                                 the Pari Passu Collateral Agents may take any action (not adverse to the prior Liens on the ABL Collateral securing the ABL Obligations, or the rights of any ABL Facility Agent or the ABL Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the ABL Collateral;

(3)                                 the Pari Passu Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Pari Passu Secured Parties, including without limitation any claims secured by the ABL Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)                                 the Pari Passu Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(5)                                 the Pari Passu Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Collateral; and

(6)                                 the Pari Passu Collateral Agents or any Pari Passu Secured Party may exercise any of its rights or remedies with respect to the ABL Collateral after the termination of the ABL Standstill Period to the extent not prohibited by clause (i)(x) above.

In exercising rights and remedies with respect to the ABL Collateral, the ABL Facility Agent and the ABL Secured Parties may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)                                 [omitted].

(c)                                  The Pari Passu Collateral Agents, on behalf of itself and the Pari Passu Secured Parties, agrees that it will not take or receive any ABL Collateral or any proceeds of ABL Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any ABL Collateral, including in respect of any Insolvency or Liquidation Proceeding, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.2(a).  Without limiting the generality of the foregoing, and (x) unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.2(a) or in Section 4, the sole right of the Pari Passu Collateral Agents and the Pari Passu Secured Parties with respect to the ABL Collateral is to hold a Lien on the ABL Collateral pursuant to the Pari Passu Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred in accordance with the terms hereof, the Pari Passu Documents and applicable law.

(d)                                 Subject to the provisos in clause (ii) of Section 3.2(a):

(i)                                     each of the Pari Passu Collateral Agents, for itself and on behalf of the respective Pari Passu Secured Parties, agrees that such Pari Passu Collateral Agent and such Pari Passu Secured Parties will not take any action that would hinder any exercise of remedies under the ABL Documents with respect to the ABL Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Collateral, whether by foreclosure or otherwise; notwithstanding this clause (i), any Pari Passu Collateral Agent or any Pari Passu Secured Party may file a claim or statement of interest with respect to the Pari Passu Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor; and

(ii)                                  each of the Pari Passu Collateral Agents, for itself and on behalf of the respective Pari Passu Secured Parties, hereby waives any and all rights it or the Pari Passu Secured Parties may have as a junior lien creditor with respect to the ABL Collateral or otherwise to object to the manner in which the ABL Facility Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the ABL Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Facility Agent or ABL Secured Parties is adverse to the interest of the Pari Passu Secured Parties.

(e)                                  The Pari Passu Collateral Agents hereby acknowledge and agree that no covenant, agreement or restriction contained in any Pari Passu Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Facility Agent or the ABL Secured Parties with respect to the ABL Collateral as set forth in this Agreement and the ABL Documents.

3.3                               Payments Over.

So long as the Discharge of ABL Obligations has not occurred, any ABL Collateral, cash proceeds thereof or non-cash proceeds thereof not constituting Notes Collateral received by any Pari Passu Collateral Agent or any Pari Passu Secured Parties in connection with the exercise of any right or remedy (including setoff) relating to the ABL Collateral, including in respect of any Insolvency or Liquidation Proceeding, shall be segregated and held in trust and forthwith paid over to the ABL Facility Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, for application in accordance with Section 5.2 of this Agreement.  The ABL Facility Agent is hereby authorized to make any such endorsements as agent for the Pari Passu Collateral Agents or any such Pari Passu Secured Parties.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

3.4                               Other Agreements.

(a)                                 Releases by ABL Facility Agent.

(i)                                     If, in connection with:

(A)                               the exercise of any ABL Facility Agent’s remedies in respect of the ABL Collateral provided for in Section 3.2(a), including any sale, lease, exchange, transfer or other disposition of any such ABL Collateral (and such remedies include for purposes of this Agreement, any sale, lease, exchange, transfer or other disposition of the ABL Collateral by or on behalf of any Grantor at any time after an Event of Default under the ABL Documents has occurred and is continuing, that is approved or consented to by the ABL Facility Agent); or

(B)                               any sale, lease, exchange, transfer or other disposition of any ABL Collateral not prohibited under, and any accompanying release of Liens required by, the terms of the Pari Passu Documents and the ABL Documents, the ABL Facility Agent, for itself or on behalf of any of the ABL Secured Parties, releases any of its Liens on any part of the ABL Collateral, then the Liens, if any, of the Pari Passu Collateral Agents, for themselves or for the benefit of the respective Pari Passu Secured Parties, on such ABL Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the applicable Pari Passu Collateral Agent, for itself or on behalf of any such Pari Passu Secured Parties, promptly shall execute and deliver to the ABL Facility Agent or such Grantor such termination statements, releases and other documents as the ABL Facility Agent or such Grantor, in either case at the expense of such Grantor, may reasonably request and furnish to effectively confirm such release; provided that in the case of clause (a)(i) above, any proceeds of such disposition, shall be applied in accordance with this Agreement.

(ii)                                  Until the Discharge of ABL Obligations occurs, the Pari Passu Collateral Agents, for themselves and on behalf of the respective Pari Passu Secured Parties, hereby irrevocably constitute and appoint the ABL Facility Agent and any officer or agent of the ABL Facility Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the applicable Pari Passu Collateral Agent or such holder or in the ABL Facility Agent’s own name, from time to time in the ABL Facility Agent’s discretion, for the purpose of carrying out the terms of this Section 3.4(a) with respect to ABL Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.4(a) with respect to ABL Collateral, including any endorsements or other instruments of transfer or release.

(iii)                               Until the Discharge of ABL Obligations occurs, to the extent that the ABL Secured Parties (a) have released any Lien on ABL Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting ABL Collateral from Grantors, then the relevant Grantor shall grant a Second Priority Lien on any such ABL Collateral for the benefit of the Pari Passu Secured Parties.

(iv)                              If, prior to the Discharge of ABL Obligations, a subordination of the ABL Facility Agent’s Lien on any ABL Collateral is not prohibited under the ABL Credit Agreement and the Pari Passu Documents to another Lien not prohibited under the ABL Credit Agreement and the Pari Passu Documents, (an “ABL Facility Senior Lien”), then the ABL Facility Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and, at the direction of the ABL Facility Agent, the Pari Passu Collateral Agents, for themselves and on behalf of the respective Pari Passu Secured Parties, shall promptly execute and deliver to the ABL Facility Agent an identical subordination agreement subordinating the Liens of the Pari Passu Collateral Agents for the benefit of (and on behalf of) the Pari Passu Secured Parties to such ABL Facility Senior Lien.

(b)                                 [omitted].

(c)                                  Insurance.  Unless and until the Discharge of ABL Obligations has occurred, the ABL Facility Agent and the ABL Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Documents, to adjust settlement for any insurance policy covering the ABL Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the ABL Collateral.  Following the Discharge of ABL Obligations, unless and until the Discharge of Pari Passu Lien Obligations has occurred, the Pari Passu Collateral Agents and the Pari Passu Secured Parties shall have the sole and exclusive right (but not the obligation), subject to the rights of the Grantors under the Pari Passu Documents, to adjust settlement for any insurance policy covering the ABL Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the ABL Collateral.

(d)                                 Amendments to Pari Passu Security Documents.  Without the prior written consent of the ABL Facility Agent, no Pari Passu Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Pari Passu Security Document, would contravene the provisions of this Agreement.  Grantors agree that each Pari Passu Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the ABL Facility Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to [the applicable Pari Passu Collateral Agent] pursuant to this Agreement in any ABL Collateral and the exercise of any right or remedy by [the applicable Pari Passu Collateral Agent] with respect to any ABL Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among FTS INTERNATIONAL SERVICES, LLC, a Texas limited liability company, FTS International, Inc., a Delaware corporation, the other GRANTORS from time to time party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Facility Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent, and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(e)                                  Rights As Unsecured Creditors.  Except as otherwise set forth in this Agreement, the Pari Passu Collateral Agents and the Pari Passu Secured Parties may exercise rights and remedies as unsecured creditors against the Parent Borrower or any other Grantor that has guaranteed the Pari Passu Lien Obligations in accordance with the terms of the Pari Passu Documents and applicable law.  Nothing in this Agreement shall prohibit the receipt by the Pari Passu Collateral Agents or any Pari Passu Secured Parties of the required payments of interest, principal and other amounts in respect of the Pari Passu Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by the Pari Passu Collateral Agents or any Pari Passu Secured Parties of rights or remedies as a secured creditor (including setoff) in respect of the ABL Collateral or enforcement of any Lien held by any of them in each case prior to the Discharge of the ABL Obligations.

(f)                                   Bailee for Perfection.

(i)                                     The ABL Facility Agent agrees to hold that part of the ABL Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such ABL Collateral being the “Pledged ABL Collateral”) as collateral agent for the ABL Secured Parties and as bailee for and, with respect to any collateral that cannot be perfected in such manner, as agent for, the Pari Passu Collateral Agents (on behalf of the respective Pari Passu Secured Parties) and any assignee thereof and act as such agent under all control agreements relating to the Pledged ABL Collateral, in each case solely for the purpose of perfecting the security interest granted under the ABL Documents and the Pari Passu Documents, as applicable, subject to the terms and conditions of this Section 3.4(f).  For the avoidance of doubt, the Pari Passu Collateral Agents hereby appoint the ABL Facility Agent as their agent solely for perfection of the Pari Passu Collateral Agents’ Liens in such deposit accounts, and the Pari Passu Collateral Agent accepts such appointment.  As security for the payment and performance in full of all the Pari Passu Lien Obligations, each Grantor hereby grants to the ABL Facility Agent for the benefit of the Pari Passu Secured Parties a lien on and security interest in all of the right, title and interest of such Grantor, in and to and under the Pledged ABL Collateral wherever located and whether now existing or hereafter arising or acquired from time to time.

(ii)                                  Subject to the terms of this Agreement, until the Discharge of ABL Obligations has occurred, the ABL Facility Agent shall be entitled to deal with the Pledged ABL Collateral in accordance with the terms of the ABL Documents as if the Liens of the Pari Passu Collateral Agents under the Pari Passu Security Documents did not exist.

(iii)                               The ABL Facility Agent shall have no obligation whatsoever to any ABL Secured Party, the Pari Passu Collateral Agents or any Pari Passu Secured Party to ensure that the Pledged ABL Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.4(f).  The duties or responsibilities of the ABL Facility Agent under this Section 3.4(f) shall be limited solely to holding the Pledged ABL Collateral as bailee or agent in accordance with this Section 3.4(f).  The Pari Passu Collateral Agents shall have no obligation whatsoever to any Pari Passu Secured Party to ensure that the Pledged ABL Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.4(f).  The duties or responsibilities of the Pari Passu Collateral Agents under this Section 3.4(f) shall be limited solely to holding the Pledged ABL Collateral as bailee or agent in accordance with this Section 3.4(f).

(iv)                              The ABL Facility Agent acting pursuant to this Section 3.4(f) shall not have by reason of the ABL Security Documents, the Pari Passu Security Documents, this Agreement or any other document a fiduciary relationship in respect of any ABL Secured Party, the Pari Passu Collateral Agents or any Pari Passu Secured Party.  The Pari Passu Collateral Agents acting pursuant to this Section 3.4(f) shall not have by reason of the Pari Passu Security Documents, this Agreement or any other document a fiduciary relationship in respect of any Pari Passu Secured Party, the ABL Facility Agent or any ABL Secured Party.

(v)                                 Upon the Discharge of ABL Obligations, the ABL Facility Agent shall deliver or cause to be delivered the remaining Pledged ABL Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, to the extent permitted under applicable law (without recourse or warranty), first, to the Pari Passu Collateral Agents to the extent Pari Passu Lien Obligations remain outstanding, and second, to the applicable Grantor to the extent no ABL Obligations or Pari Passu Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged ABL Collateral) and will cooperate with the Pari Passu Collateral Agents, in assigning (without recourse to or warranty by the ABL Facility Agent or any ABL Secured Party or agent or bailee thereof) control over any other Pledged ABL Collateral under its control.  The ABL Facility Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Pledged ABL Collateral or as a court of competent jurisdiction may otherwise direct.  Following the Discharge of ABL Obligations and upon the Discharge of Pari Passu Lien Obligations under the Pari Passu Documents to which the Pari Passu Collateral Agents are a party, the Pari Passu Collateral Agents shall deliver or cause to be delivered the remaining Pledged ABL Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, to the extent permitted under applicable law, to the applicable Grantor, so as to allow such Person to obtain control of such Pledged ABL Collateral.

(vi)                              Notwithstanding anything to the contrary herein, if, for any reason, any Pari Passu Lien Obligations remain outstanding upon the Discharge of ABL Obligations, all rights of the ABL Facility Agent hereunder and under the Pari Passu Security Documents or the ABL Security Documents (1) with respect to the delivery and control of any part of the ABL Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such ABL Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Pari Passu Collateral Agents or the ABL Facility Agent, pass to the Pari Passu Collateral Agents, who shall thereafter hold such rights for the benefit of the Pari Passu Secured Parties.  Each of the ABL Facility Agent and the Grantors agrees that it will, if any Pari Passu Lien Obligations remain outstanding upon the Discharge of ABL Obligations, take any other action required by any law or reasonably requested by the Pari Passu Collateral Agents, in connection with the Pari Passu Collateral Agents’ establishment and perfection of a First Priority security interest in the ABL Collateral.

(vii)                           Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of Pari Passu Lien Obligations, the ABL Facility Agent acquires possession of any Pledged Notes Collateral or the ABL Facility Agent shall hold same as bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged ABL Collateral, provided that as soon as is practicable the ABL Facility Agent shall deliver or cause to be delivered such Pledged Notes Collateral to the Pari Passu Collateral Agents in a manner otherwise consistent with the requirements of preceding clause (v).

(g)                                  When Discharge of ABL Obligations Deemed to Not Have Occurred.  If the Parent Borrower or any other Grantor enters into any Permitted Refinancing of any ABL Obligations, then the obligations under the Permitted Refinancing shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “ABL Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the ABL Facility Agent under such ABL Documents shall be an ABL Facility Agent for all purposes hereof and the new secured parties under such ABL Documents (together with Hedge Providers and Bank Product Providers, if any) shall automatically be treated as ABL Secured Parties for all purposes of this Agreement.  Upon receipt of a notice stating that the Parent Borrower or any other Grantor has entered into a new ABL Document in respect of a Permitted Refinancing of ABL Obligations (which notice shall include the identity of the new collateral agent, such agent, the “New ABL Agent”), and delivery by the New ABL Agent of an Intercreditor Agreement Joinder, the Pari Passu Collateral Agents shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent Borrower or such New ABL Agent shall reasonably request and furnish in order to provide to the New ABL Agent the rights contemplated hereby, in each case consistent with the terms of this Agreement and (ii) deliver to the New ABL Agent any Pledged ABL Collateral held by the Pari Passu Collateral Agents together with any necessary endorsements (or otherwise allow the New ABL Agent to obtain control of such Pledged ABL Collateral).  The New ABL Agent shall agree to be bound by the terms of this Agreement.

3.5                               Insolvency or Liquidation Proceedings.

(a)                                 Finance and Sale Issues.

(i)                                     Until the Discharge of ABL Obligations has occurred, if the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Facility Agent shall desire to permit the use of cash collateral constituting ABL Collateral on which the ABL Facility Agent or any other creditor has a Lien or to permit the Parent Borrower or any other Grantor to obtain any other DIP Financing secured by the ABL Collateral, then the Pari Passu Collateral Agents, on behalf of themselves and the Pari Passu Secured Parties, agree that they will raise no objection to such use of cash collateral constituting ABL Collateral or to such DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Facility Agent or to the extent not prohibited by Section 3.5(c)) and, to the extent the Liens on the ABL Collateral securing the ABL Obligations are subordinated or pari passu with the Liens on the ABL Collateral securing such DIP Financing, the Pari Passu Collateral Agents will subordinate their Liens in the ABL Collateral to the Liens securing such DIP Financing (and all obligations relating thereto).  The Pari Passu Collateral Agent, on behalf of the respective Pari Passu Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any ABL Collateral free and clear of its Liens (subject to attachment of proceeds with respect to the Second Priority Lien on the ABL Collateral in favor of the Pari Passu Collateral Agents in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code if the ABL Secured Parties have consented to such sale or disposition of such assets and the Proceeds are applied consistently with Section 5.2.  In no event shall any DIP Financing offered or entered into by any of the ABL Secured Parties or with any support from any of the ABL Secured Parties seek or obtain a Lien on any Notes Collateral (and including for this purpose any assets of the type or category constituting Notes Collateral arising after the commencement of the Insolvency or Liquidation Proceeding) that is pari passu with or senior in priority to the Lien of the Pari Passu Collateral Agents on such assets unless the Authorized Pari Passu Collateral Agent shall have consented thereto.

(ii)                                  Until the Discharge of ABL Obligations has occurred, each Pari Passu Collateral Agent, on behalf of itself and the Pari Passu Secured Parties, agrees that no such Person shall provide to any Grantor any DIP Financing (or support any other Person in seeking to provide to any Grantor any such DIP Financing) to the extent that the providers of such DIP Financing would be granted a Lien on any ABL Collateral that is pari passu with or senior in priority to the Lien of the ABL Facility Agent on such assets unless the ABL Facility Agent shall have consented thereto.

(b)                                 Relief from the Automatic Stay.  Until the Discharge of ABL Obligations has occurred, the Pari Passu Collateral Agents, on behalf of themselves and the Pari Passu Secured Parties, agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Collateral, without the prior written consent of the ABL Facility Agent.

(c)                                  Adequate Protection.

(i)                                     Each Pari Passu Collateral Agent, on behalf of itself and the respective Pari Passu Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the ABL Facility Agent or the ABL Secured Parties for adequate protection with respect to any ABL Collateral or (ii) any objection by the ABL Facility Agent or the ABL Secured Parties to any motion, relief, action or proceeding based on the ABL Facility Agent or the ABL Secured Parties claiming a lack of adequate protection with respect to the ABL Collateral.  Notwithstanding the foregoing provisions in this Section 3.5(c), in any Insolvency or Liquidation Proceeding, (A) if the ABL Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting ABL Collateral in connection with any DIP Financing, then each Pari Passu Collateral Agent, on behalf of itself or any of the respective Pari Passu Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien of the Pari Passu Collateral Agents will be subordinated to the Liens securing the ABL Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on ABL Collateral securing the Pari Passu Lien Obligations are so subordinated to the ABL Obligations under this Agreement, and (B) in the event any Pari Passu Collateral Agent, on behalf of itself and any Pari Passu Secured Parties, seeks or requests adequate protection in respect of ABL Collateral securing Pari Passu Lien Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting ABL Collateral, then the Pari Passu Collateral Agents, on behalf of themselves or any of the Pari Passu Secured Parties, agree that the ABL Facility Agent shall also be granted a senior Lien on such additional collateral as security for the ABL Obligations and for any such DIP Financing provided by the ABL Secured Parties and that any Lien on such additional collateral securing the Pari Passu Lien Obligations shall be subordinated to the Liens on such collateral securing the ABL Obligations and any such DIP Financing provided by the ABL Secured Parties (and all obligations relating thereto) and to any other Liens granted to the ABL Secured Parties as adequate protection on the same basis as the other Liens on ABL Collateral securing the Pari Passu Lien Obligations are so subordinated to such ABL Obligations under this Agreement.

(d)                                 No Waiver.  Subject to the provisos in clause (ii) of Section 3.2(a) and clause (i) of Section 3.5(c), nothing contained herein shall prohibit or in any way limit the ABL Facility Agent or any ABL Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Pari Passu Collateral Agents or any of the Pari Passu Secured Parties in respect of the ABL Collateral, including the seeking by the Pari Passu Collateral Agents or any Pari Passu Secured Parties of adequate protection in respect thereof or the asserting by any Pari Passu Collateral Agent or any Pari Passu Secured Party of any of its rights and remedies under the Pari Passu Documents or otherwise in respect thereof.

(e)                                  Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of ABL Obligations and on account of Pari Passu Lien Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Pari Passu Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations, provided that this Section 3.5(e) shall not apply and shall be of no further force and effect in the event that the ABL Secured Parties either (i) vote in their sole discretion to accept such a plan of reorganization or other dispositive restructuring plan (in a manner that satisfies the requirements of Bankruptcy Code § 1126(c)) or (ii) are presumed to have accepted such plan of reorganization or other dispositive restructuring plan pursuant to Bankruptcy Code § 1126(f).

(f)                                   Post-Petition Interest.

(i)                                     Neither of the Pari Passu Collateral Agents nor any Pari Passu Secured Party shall oppose or seek to challenge any claim by the ABL Facility Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the ABL Secured Party’s Lien on the ABL Collateral, without regard to the existence of the Lien of the Pari Passu Collateral Agents on behalf of the respective Pari Passu Secured Parties on the ABL Collateral.

(ii)                                  Neither the ABL Facility Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by the Pari Passu Collateral Agents or any Pari Passu Secured Party for allowance in any Insolvency or Liquidation Proceeding of Pari Passu Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Pari Passu Collateral Agents on behalf of the respective Pari Passu Secured Parties on the ABL Collateral (after taking into account the Lien of the ABL Secured Parties on the ABL Collateral).

(g)                                  Waiver.  Each Pari Passu Collateral Agent, for itself and on behalf of the respective Pari Passu Secured Parties, waives any claim they may hereafter have against any ABL Secured Party arising out of the election of any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the ABL Collateral in any Insolvency or Liquidation Proceeding.

3.6                               Reliance; Waivers; Etc.

(a)                                 Reliance.  Other than any reliance on the terms of this Agreement and under the applicable Pari Passu Documents, each Pari Passu Collateral Agent, on behalf of itself and the respective Pari Passu Secured Parties, acknowledge that such Pari Passu Secured Parties have, independently and without reliance on the ABL Facility Agent or any ABL Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Pari Passu Documents and be bound by the terms of this Agreement and they will continue to make their own credit decisions in taking or not taking any action under the applicable Pari Passu Documents or this Agreement.

(b)                                 No Warranties or Liability.  Each Pari Passu Collateral Agent, on behalf of itself and the respective Pari Passu Secured Parties, acknowledges and agrees that the ABL Facility Agent and the ABL Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The ABL Facility Agent and the ABL Secured Parties shall have no duty to the Pari Passu Collateral Agents or any of the Pari Passu Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Parent Borrower or any other Grantor (including the ABL Documents and the Pari Passu Documents), regardless of any knowledge thereof which they may have or be charged with.

(c)                                  No Waiver of Lien Priorities.

(i)                                     No right of the ABL Secured Parties, the ABL Facility Agent or any of them to enforce any provision of this Agreement or any ABL Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent Borrower or any other Grantor or by any act or failure to act by any ABL Secured Party or the ABL Facility Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Documents or any of the Pari Passu Documents, regardless of any knowledge thereof which the ABL Facility Agent or the ABL Secured Parties, or any of them, may have or be otherwise charged with.

(ii)                                  Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent Borrower and the other Grantors under the ABL Documents and subject to the provisions of Section 3.4(c)), the ABL Secured Parties, the ABL Facility Agent and any of them may, at any time and from time to time in accordance with the ABL Documents and/or applicable law, without the consent of, or notice to, any Pari Passu Collateral Agent or any Pari Passu Secured Party, without incurring any liabilities to the Pari Passu Collateral Agents or any Pari Passu Secured Parties, and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Pari Passu Collateral Agents or any Pari Passu Secured Party, is affected, impaired or extinguished thereby) do any one or more of the following:

(1)                                 sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the ABL Collateral or any liability of the Parent Borrower or any other Grantor to the ABL Secured Parties or the ABL Facility Agent, or any liability incurred directly or indirectly in respect thereof;

(2)                                 settle or compromise any ABL Obligations or any other liability of the Parent Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(3)                                 exercise or delay in or refrain from exercising any right or remedy against the Parent Borrower or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Parent Borrower, any other Grantor or any ABL Collateral and any security and any guarantor or any liability of the Parent Borrower or any other Grantor to the ABL Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii)                               Each Pari Passu Collateral Agent, on behalf of itself and the respective Pari Passu Secured Parties, also agrees that the ABL Secured Parties and the ABL Facility Agent shall have no liability to the Pari Passu Collateral Agent or any Pari Passu Secured Party, and each Pari Passu Collateral Agent, on behalf of itself and the respective Pari Passu Secured Parties, hereby waives any claim against any ABL Secured Party or the ABL Facility Agent, arising out of any and all actions which the ABL Secured Parties or the ABL Facility Agent may take or permit or omit to take with respect to:

(1)                                 the ABL Documents (other than this Agreement);

(2)                                 the collection of the ABL Obligations; or

(3)                                 the foreclosure upon, or sale, liquidation or other disposition of, any ABL Collateral.

Each Pari Passu Collateral Agent, on behalf of itself and the respective Pari Passu Secured Parties, agrees that the ABL Secured Parties and the ABL Facility Agent have no duty to the Pari Passu Collateral Agent or the Pari Passu Secured Parties,  in respect of the maintenance or preservation of the ABL Collateral, the ABL Obligations or otherwise.

(iv)                              Each Pari Passu Collateral Agent, on behalf of itself and the respective Pari Passu Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d)                                 Obligations Unconditional.  All rights, interests, agreements and obligations of the ABL Facility Agent and the ABL Secured Parties and the Pari Passu Collateral Agents and the Pari Passu Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i)                                     any lack of validity or enforceability of any ABL Document or any Pari Passu Document;

(ii)                                  except as otherwise set forth in the Agreement, any change not prohibited hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Pari Passu Lien Obligations, or any amendment or waiver or other modification not prohibited hereunder, whether by course of conduct or otherwise, of the terms of any ABL Document or any Pari Passu Document ;

(iii)                               any exchange of any security interest in any ABL Collateral or any amendment, waiver or other modification not prohibited hereunder, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Pari Passu Lien Obligations;

(iv)                              the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Borrower or any other Grantor; or

(v)                                 any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent Borrower or any other Grantor in respect of the ABL Obligations or of the Pari Passu Collateral Agents or any Pari Passu Secured Party.

Section 4.                                           Cooperation With Respect To ABL Collateral.

4.1                               [omitted].

4.2                               Access to Information.  Prior to the Discharge of the ABL Obligations, if any Pari Passu Collateral Agent take actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Pari Passu Collateral Agents, but excluding any documentation that constitutes ABL Collateral (which shall be promptly delivered to the ABL Facility Agent in accordance with the terms of this Agreement)), then upon request of the ABL Facility Agent and reasonable advance notice, such Pari Passu Collateral Agent will permit the ABL Facility Agent or its representative to inspect and copy such documentation if and to the extent the ABL Facility Agent certifies to the Pari Passu Collateral Agents, as applicable, that:

(a)                                 such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the ABL Facility Agent, to the enforcement of the ABL Facility Agent’s Liens upon any ABL Collateral; and

(b)                                 the ABL Facility Agent and the ABL Secured Parties are entitled to receive and use such information under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

4.3                               [omitted].

4.4                               Pari Passu Collateral Agents’ Assurances.  Each Pari Passu Collateral Agent may condition its performance of any obligation set forth in this Article 4 upon its prior receipt (without cost to it) of:

(a)                                 such assurances as it may reasonably request to confirm that the performance of such obligation and all activities of the ABL Facility Agent or its officers, employees and agents in connection therewith or incidental thereto:

(i)                                     will be permitted, lawful and enforceable under applicable law; and

(ii)                                  will not impose upon the Pari Passu Collateral Agents (or any Pari Passu Secured Party) any legal duty, legal liability, expense or risk of uninsured loss; and

(b)                                 such indemnity, security and insurance as the Pari Passu Collateral Agent may reasonably request in connection therewith.

4.5                               Grantor Consent.  The Parent Borrower and the other Grantors consent to the performance by the Pari Passu Collateral Agents of the obligations set forth in this Article 4 and acknowledge and agree that neither the Pari Passu Collateral Agents (nor any holder of Pari

Passu Lien Obligations) shall ever be accountable or liable for any action taken or omitted by the ABL Facility Agent or any ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the ABL Facility Agent or any ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the ABL Facility Agent or its officers, employees, agents, successors or assigns.

Section 5.                                           Application of Proceeds.

5.1                               Application of Proceeds in Distributions by the Authorized Pari Passu Collateral Agent.

(a)                                 The Authorized Pari Passu Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Notes Collateral and, after the Discharge of ABL Obligations, the proceeds of any collection, sale, foreclosure or other realization of any ABL Collateral by the Authorized Pari Passu Collateral Agent as expressly permitted hereunder, in the following order of application:

First, to the Pari Passu Collateral Agents for application to Pari Passu Lien Obligations as provided in Section 2.01 of the Pari Passu Intercreditor Agreement or, if the Pari Passu Intercreditor Agreement is no longer outstanding, as provided in the relevant Pari Passu Documents;

Second, to the ABL Facility Agent for application to ABL Obligations as provided in the ABL Documents; and

Third, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Parent Borrower or the other applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b)                                 In connection with the application of proceeds pursuant to Section 5.1(a), the Authorized Pari Passu Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(c)                                  If the Authorized Pari Passu Collateral Agent or any Pari Passu Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the ABL Obligations in accordance with Section 5.2(a) below, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Pari Passu Secured Party will forthwith deliver the same to the ABL Facility Agent, for the account of the holders of the ABL Obligations,  to be applied in accordance with Section 5.2(a).  Until so delivered, such proceeds will be held by that Pari Passu Secured Party for the benefit of the holders of the ABL Obligations.

5.2                               Application of Proceeds in Distributions by the ABL Facility Agent.

(a)                                 The ABL Facility Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any ABL Collateral and, after the Discharge of Pari Passu Lien Obligations, the proceeds of any collection, sale, foreclosure or other realization of any Notes Collateral by the ABL Facility Agent as expressly permitted hereunder, in the following order of application:

First, to the ABL Facility Agent for application to ABL Obligations as provided in the ABL Documents;

Second, to the Authorized Pari Passu Collateral Agent for application to Pari Passu Lien Obligations as provided in Section 2.01(a) of the Pari Passu Intercreditor Agreement or, if the Pari Passu Intercreditor Agreement is no longer outstanding, as provided in the relevant Pari Passu Documents; and

Third, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Parent Borrower or the other applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b)                                 In connection with the application of proceeds pursuant to Section 5.2(a), the ABL Facility Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(c)                                  If the ABL Facility Agent or any ABL Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement, that should have been applied to the payment of the Pari Passu Lien Obligations in accordance with Section 5.1(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such ABL Secured Party will forthwith deliver the same to the Authorized Pari Passu Collateral Agent, for the account of the holders of the Pari Passu Lien Obligations, to be applied in accordance with Section 5.1(a).  Until so delivered, such proceeds will be held by that ABL Secured Party for the benefit of the holders of the Pari Passu Lien Obligations.

5.3                               Set Off and Tracing of and Priorities in Proceeds.  Each Collateral Agent on behalf of the applicable Secured Parties, acknowledges and agrees that, to the extent such Collateral Agent or any Secured Party for which it is acting as Collateral Agent exercises its rights of set-off against any Notes Collateral, the amount of such set off shall be held and distributed pursuant to Section 5.1 or against any ABL Collateral, the amount of such set-off shall be held and distributed pursuant to Section 5.2.  Each Collateral Agent, for itself and on behalf of the applicable Secured Parties, further agrees that, notwithstanding anything herein to the contrary, prior to any Collateral Agent giving notice to the other Collateral Agents that such Collateral Agent is taking any enforcement action (or the giving of notice to the other Collateral Agents of such Collateral Agents intent to do so (in each case, such notice referred to in this Section 5.3 only as an “Enforcement Notice”) or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under account control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Collateral Agents and the Secured Parties) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.  In furtherance of the foregoing any Proceeds of Notes Collateral received after the earlier of the issuance of an Enforcement Notice by any Pari Passu Collateral Agent with respect to the Notes Collateral or the commencement of any Insolvency or Liquidation Proceeding, whether or not deposited in any deposit accounts or securities accounts that constitute ABL Collateral shall be treated as Notes Collateral.  In addition, unless and until the Discharge of ABL Obligations occurs, each Collateral Agent with respect to Obligations having a Second Priority Lien on ABL Collateral hereby consents to the application, prior to the earlier of receipt by the ABL Facility Agent of an Enforcement Notice with respect to ABL Collateral issued by any Collateral Agent with respect to Obligations having a Second Priority Lien on ABL Collateral or the, commencement of any Insolvency or Liquidation Proceeding, of cash or other Proceeds of Collateral, deposited under account control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.  For the avoidance of doubt, the foregoing does not constitute a consent by the ABL Secured Parties to deposit of cash proceeds of Notes Collateral in restricted accounts constituting ABL Collateral in contravention of the restrictions in the ABL Documents.

5.4                               Allocation of Purchase Price.  In the event that the ABL Collateral and the Notes Collateral are sold or otherwise disposed of in a single transaction or a series of related transactions in which the aggregate sales price is not allocated between the ABL Collateral on the one hand and the Notes Collateral on the other hand, including in connection with or as a result of the sale by an issuer of Capital Stock or a Subsidiary thereof that owns assets constituting ABL Collateral or Notes Collateral, then, for purposes of this Agreement, the portion of the aggregate sales price deemed to be Proceeds of the ABL Collateral on the one hand and the Notes Collateral on the other hand shall be allocated to the ABL Collateral on the one hand and the Notes Collateral on the other hand in accordance with its book value.

Section 6.                                           Miscellaneous.

6.1                               Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Pari Passu Documents or the ABL Documents, the provisions of this Agreement shall govern and control.  Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Pari Passu Document or ABL Document.

6.2                               Effectiveness; Continuing Nature of This Agreement; Severability.

(a)                                 This Agreement shall become effective when executed and delivered by the parties hereto.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Parent Borrower or any other Grantor shall include the Parent Borrower or such Grantor as debtor and debtor in possession and any receiver or trustee for the Parent Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

(b)                                 This Agreement shall terminate and be of no further force and effect:

(i)                                     with respect to the ABL Facility Agent, the ABL Secured Parties and the ABL Obligations, upon the Discharge of ABL Obligations, subject to the rights of the ABL Secured Parties under Section 6.17;

(ii)                                  with respect to the Term Collateral Agent, the Term Secured Parties and the Term Obligations, upon the Discharge of Pari Passu Lien Obligations solely with respect to the Term Obligations, subject to the rights of the Term Secured Parties under Section 6.17;

(iii)                               with respect to the Notes Collateral Agent, the Notes Secured Parties and the Notes Obligations, upon the Discharge of Pari Passu Lien Obligations solely with respect to the Notes Obligations, subject to the rights of the Notes Secured Parties under Section 6.17; and

(iv)                              with respect to any Additional Pari Passu Collateral Agent, any Additional Pari Passu Secured Party and the Pari Passu Lien Obligations incurred pursuant to the applicable Additional Pari Passu Document, upon a satisfaction and discharge, legal defeasance or covenant defeasance of such Additional Pari Passu Agreement in accordance with the terms thereof.

6.3                               Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Pari Passu Collateral Agents or the ABL Facility Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and the Parent Borrower and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

6.4                               Information Concerning Financial Condition of Parent Borrower and Its Subsidiaries.  The Pari Passu Secured Parties, the ABL Facility Agent and the ABL Secured Parties, shall each be responsible for keeping themselves informed of (a) the financial condition of Parent Borrower and its Subsidiaries and all endorsers and/or guarantors of the Pari Passu Lien Obligations or the ABL Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Pari Passu Lien Obligations.  The Pari Passu Collateral Agents and Pari Passu Secured Parties shall have no duty to advise the ABL Facility Agent or any ABL Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise.  The ABL Facility Agent and ABL Secured Parties shall have no duty to advise any Pari Passu Collateral Agent, any Pari Passu Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that any of the Pari Passu Collateral Agents, any of the Pari Passu Secured Parties, the ABL Facility Agent or any of the ABL Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party hereto, it or they shall be under no obligation (w) to make, and such informing party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

6.5                               Submission to Jurisdiction; Waivers.

(a)                                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MUST BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.6; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)                                 EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.5(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.6                               Notices.  All notices to the ABL Secured Parties, the Pari Passu Secured Parties permitted or required under this Agreement shall also be sent to the ABL Facility Agent and the Pari Passu Collateral Agents, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or in the case of any additional party signing an Intercreditor Agreement Joinder, as set forth on such Intercreditor Agreement Joinder, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

If to any Grantor, to it at:

c/o FTS International, Inc.

777 Main Street

Suite 300

Fort Worth, TX 76102

Attn:  Michael J. Doss

Fax:  (817) 339-3641

Copy to:

Larry D. Cannon

777 Main Street

Suite 300

Fort Worth, TX 76102

Fax:  (817) 339-3641

if to the Term Loan Collateral Agent, to it at:

Wells Fargo Bank, National Association

550 S. Tryon St. 6th Floor

Charlotte, NC 28202

Tel: (704) 590-2703

Attn: Syndication Agency Services

if to the Notes Collateral Agent, to it at:

U.S. Bank National Association

Global Corporate Trust Services

1349 W. Peachtree Street, NW, Suite 1050

Atlanta, GA  30309

Tel: 404-898-8822

Fax: 404-898-8844

Attn: Muriel Shaw, Assistant Vice President

If  to the ABL Collateral Agent, to it at:

Wells Fargo Bank, National Assoication

1110 Abernathy Road, Suite 1600

Atlanta, GA 30328

Attn:  Business Finance Manager

Fax:  855-260-0212

6.7                               Further Assurances.  The Pari Passu Collateral Agents, on behalf of themselves and the Pari Passu Secured Parties, the ABL Facility Agent, on behalf of itself and the ABL Secured Parties and each Grantor, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as the Pari Passu Collateral Agents or the ABL Facility Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.  The parties hereto agree, subject to the other provisions of this Agreement:

(a)                                 upon request by the Pari Passu Collateral Agents, the ABL Facility Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Notes Collateral and the ABL Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Pari Passu Documents and the ABL Documents; and

(b)                                 that the Pari Passu Security Documents and the ABL Security Documents creating Liens on the Notes Collateral and the ABL Collateral shall be in all material respects the same forms of documents other than with respect to the First Priority and the Second Priority nature of the Liens created thereunder in such Collateral.

6.8                               APPLICABLE LAW.  THIS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.9                               Binding on Successors and Assigns.  This Agreement shall be binding upon the parties hereto, the Pari Passu Secured Parties and the ABL Secured Parties and their respective successors and assigns.

6.10                        Specific Performance.  Each of the Pari Passu Collateral Agents and the ABL Facility Agent may demand specific performance of this Agreement.  The Pari Passu Collateral Agents, on behalf of themselves and the Pari Passu Secured Parties, the ABL Facility Agent, on behalf of itself and the ABL Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Pari Passu Collateral Agents or the ABL Facility Agent, as the case may be.

6.11                        Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.12                        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

6.13                        Authorization; No Conflict.  Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

6.14                        No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of the Trustee and the Pari Passu Secured Parties and the ABL Secured Parties and each of their respective successors and assigns, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement and each of whom agrees to be bound hereby by their acceptance of the agreements and instruments evidencing their applicable Pari Passu Lien Obligations or ABL Obligations, as the case may be.  Except as expressly set forth herein, no other Person shall have or be entitled to assert rights or benefits hereunder.

6.15                        Provisions Solely to Define Relative Rights.

(a)                                 The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties and the ABL Secured Parties.  None of the Parent Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder, except as expressly provided in this Agreement.  Nothing in this Agreement is intended to or shall impair the obligations of the Parent Borrower or any other Grantor, which are absolute and unconditional, to pay the Pari Passu Lien Obligations and the ABL Obligations as and when the same shall become due and payable in accordance with their terms.

(b)                                 Nothing in this Agreement shall relieve the Parent Borrower or any Grantor from the performance of any term, covenant, condition or agreement on the Parent Borrower’s or such Grantor’s part to be performed or observed under or in respect of any of the Collateral pledged by it or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on any Collateral Agent to perform or observe any such term, covenant, condition or agreement on the Parent Borrower’s or such Grantor’s part to be so performed or observed or impose any liability on any Collateral Agent for any act or omission on the part of the Parent Borrower’s or such any Grantor relative thereto or for any breach of any representation or warranty on the part of the Parent Borrower or such Grantor contained in this Agreement or any ABL Document or any Pari Passu Document, or in respect of the Collateral pledged by it.  The obligations of the Parent Borrower and each Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of the Parent Borrower’s or such Grantor’s other obligations hereunder.

(c)                                  Each of the Collateral Agents and the Administrative Agents acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Pari Passu Document.  Except as otherwise provided in this Agreement, each of the Collateral Agents and the Administrative Agents will be entitled to manage and supervise their respective extensions of credit to Parent Borrower or any of its Subsidiaries in accordance with law and their usual practices, modified from time to time as they deem appropriate.

6.16                        Additional Grantors.  The Parent Borrower will cause each Person that becomes a Grantor or is required by any Pari Passu Document or ABL Document to become a party to this Agreement for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.  The Parent Borrower shall promptly provide each Collateral Agent with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 6.16.

6.17                        Avoidance Issues.  If any ABL Secured Party or Pari Passu Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Parent Borrower or any other Grantor any amount (a “Recovery”), then such ABL Secured Party or Pari Passu Secured Party shall be entitled to a reinstatement of ABL Obligations or Pari Passu Lien Obligations, as applicable, with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.18                        Intercreditor Agreement.  This Agreement is the Junior Lien Intercreditor Agreement referred to in the ABL Credit Agreement, the Pari Passu Documents and the Pari Passu Intercreditor Agreement.  Nothing in this Agreement shall be deemed to subordinate the right of any ABL Secured Party to receive payment to the right of any Pari Passu Secured Party to receive payment or of any Pari Passu Secured Party to receive payment to the right of any ABL Secured Party to receive payment to the right of any Pari Passu Secured Party or ABL Secured Party to receive payment (whether before or after the occurrence of an Insolvency or Liquidation Proceeding), it being the intent of the parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

*           *           *

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Collateral Agent

By:	/s/ Michael J. Clawson
Name: Michael J. Clawson
Title: Managing Director

[Signature Page to Junior Lien Intercreditor Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

By:	/s/ Muriel Shaw
Name:	Muriel Shaw
Title:	Assistant Vice President

[Signature Page to Junior Lien Intercreditor Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Facility Agent

By:	/s/ Gary Forlenza
Name: Gary Forenza
Title: VP

[Signature Page to Junior Lien Intercreditor Agreement]

Exhibit A

FORM OF
INTERCREDITOR AGREEMENT JOINDER

The undersigned,                          , a                 , hereby agrees to become party as [a Grantor] [a ABL Facility Agent] [a Term Collateral Agent] [a Notes Collateral Agent] [an Additional Pari Passu Collateral Agent] under the Junior Lien Intercreditor Agreement dated as of April 16, 2014 (the “Intercreditor Agreement”) among FTS INTERNATIONAL SERVICES, LLC, a Texas limited liability company, FTS International, Inc., a Delaware corporation, the other GRANTORS from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Facility Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral  Agent, and certain other persons party or that may become party thereto from time to time, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 6 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                        , 20      .

By:
Name:
Title: